As filed with the Securities and Exchange Commission on August 28, 2026

Registration No. 333-298155

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAST TRACK GROUP

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	7900	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

600 North Bridge Road, Parkview Square #24-01

Singapore 188778
+65 6531 0075

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Mark Y. Liu, Esq.

Rimon, P.C.

400 Madison Ave, Suite 11D

New York, NY 10017

+1 213.784.0185

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 28, 2026

PRELIMINARY PROSPECTUS

FAST TRACK GROUP

Up to 215,892 Class A Ordinary Shares

This prospectus relates to the offer and sale, from time to time, by the selling shareholders identified in this prospectus (the “Selling Shareholders”) of up to 215,892 Class A ordinary shares, par value $0.02 per share, of FAST TRACK GROUP (the “Company”), consisting of: (a) up to 164,342 Class A ordinary shares that we may issue upon the conversion of that certain Senior Convertible Note issued to 3i, LP (“3i”), dated July 8, 2026 (the “Convertible Note” or “Note”), (b) up to 41,086 Class A ordinary shares issuable to 3i upon the exercise of the Note Warrants (as defined below) and (c) up to 10,466 Class A ordinary shares issuable to Z2 Capital, LLC, a division of and securities offered through Alexander Capital, L.P. (“Z2”) upon the exercise of the Placement Agent Warrant (as defined below).

This registration does not mean that the Selling Shareholders will actually offer or sell any of these shares. We will not receive any proceeds from the resale of any of the Class A ordinary shares being registered sold by the Selling Shareholders.

On August 11, 2026, the Company received a Staff Determination Letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company of the Staff of Nasdaq’s determination to delist its securities from the Nasdaq Capital Market because of the Company’s failure to satisfy the $1.00 minimum bid price requirement for continued listing Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2). As a result, trading of the Company’s securities on has been suspended at the opening of business on August 18, 2026. The Company has requested a hearing before the Hearings Panel. During the pendency of the hearing, the Company’s Class A ordinary shares are eligible to be traded on the OTC Markets (the “OTC”) under the ticker symbol “FTRKD.” For more details, see “Risks Related to our Class A Ordinary Shares and this Offering — Nasdaq has determined to delist our securities, and trading of our Class A ordinary shares on Nasdaq was suspended on August 18, 2026. If our appeal to the Nasdaq Hearings Panel is unsuccessful, our securities will be delisted from Nasdaq, which could negatively impact the price of our securities and your ability to sell them.”

On August 17, 2026, we convened an extraordinary general meeting where our shareholders passed, among others, resolutions to approve the adoption of a second amended and restated memorandum and articles of association, a reverse share split at an exchange ratio of 1:20 (the “Reverse Stock Split”), and a dual-class share structure. Our authorized share capital is US$50,000 divided into 2,400,000 Class A ordinary shares, with a par value of US$0.02 each, and 100,000 Class B ordinary shares, with a par value of US$0.02 each.

Following effectiveness of the registration statement of which this prospectus forms a part, the sale and distribution of securities offered hereby may be effected from time to time in one or more transactions that may take place on Nasdaq (or such other market or quotation system on which our Class A ordinary shares are then listed or quoted), including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by Selling Shareholders. See “Plan of Distribution” for more information about how the Selling Shareholders may sell the Class A ordinary shares being registered pursuant to this prospectus. The Selling Shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

This prospectus describes the general manner in which Class A ordinary shares may be offered and sold by any Selling Shareholders. When the Selling Shareholders sell Class A ordinary shares under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to carefully read this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

We are a “foreign private issuer” and an “emerging growth company” under the U.S. federal securities laws as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as a result, have elected to comply with certain reduced public company disclosure and reporting requirements. In addition, as long as we remain an emerging growth company, we will qualify for certain limited exceptions from the Sarbanes-Oxley Act of 2002.

Investing in our Class A ordinary shares involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus including the risks and uncertainties described under “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated       , 2026

We have not authorized anyone to provide you with any information or to make any representations about us, the securities being offered pursuant to this prospectus or any other matter discussed in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class A ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes estimates, statistics and other industry data that we obtained from industry publications, research, surveys and studies conducted by third parties and publicly available information. Such data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. This prospectus also includes data based on our own internal estimates. We caution you not to give undue weight to such projections, assumptions and estimates.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

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PROSPECTUS SUMMARY

This summary highlights information about our Company and this offering. Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference into this prospectus in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering.

Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “our Group” and the “Company” refer to FAST TRACK GROUP and its consolidated subsidiaries.

Our Company

Fast Track Events Pte. Ltd. (“FTE”) was incorporated as an exempt private company limited by shares in Singapore on March 8, 2012 and serves as the operating company of our businesses. We are a regional entertainment-focused event management and marketing company that provides a full range of services including experiential marketing, artiste endorsement and management, movie premiere organizations, grand openings and concerts. In addition to our expertise in event and concert management, we offer comprehensive value-added services tailored to meet specific client demands. These include media planning and PR management to boost event visibility, technical production planning for seamless execution of audiovisual requirements, and event manpower support for logistical efficiency. Internally, we handle project management and select media press releases, while sourcing technical support from specialized suppliers across event locations. This integrated approach ensures that we deliver high-quality, customized solutions that meet the diverse needs of our clients, enhancing the success and impact of each event we undertake.

Our Market Opportunity

The demand for live and experiential entertainment in regional markets is experiencing strong growth, driven by an increasingly youthful and culturally engaged population. Understanding and aligning with audience preferences is critical to sustained success. Regional nuances, such as language, cultural trends, religious sentiments, and local celebrities, greatly influence event turnout and brand engagement.

Our asset-light business model and extensive network of vendors in these countries and regions allow us to expand to more cities quickly. Our experience ensures that we can adapt to different market demands, reduce overhead costs, and scale our operations efficiently. By leveraging local expertise and resources, we can seamlessly enter new markets, offering high quality events that meet the expectations of diverse audiences.

Our Growth Strategy

Our business strategies for the continued growth of our business are as follows:

●	Expanding our operations both locally and regionally;

●	Expanding our access to event and concert venues; and

●	Strengthening our strategic alliances with third parties to expand our business.

Our Competitive Strengths

We believe that we are well-positioned to achieve our strategic goals through several key business strengths, including the following:

●	Comprehensive solutions encompassing technical expertise and creative input. This in turn mitigates the risks of operating in any single business segment;

●	Committed and experienced management team with extensive expertise in organization and management;

●	Established strong network of business relationships with key participants in the entertainment industry within Asia; and

●	Established overall track record of securing mega events and top artistes.

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Summary of Risk Factors

Investing in our Class A ordinary shares involves a high degree of risk. Our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our Class A ordinary shares. In particular, you should consider the following risks, which are discussed more fully in the section entitled “Risk Factors” in this prospectus:

Risks Related to Our Business and Industry

●	Our business depends on relationships between key agents, managers and artistes and any adverse changes in these relationships would adversely affect our business, financial condition, results of operations, cash flows and prospects.

●	Our success depends on our key personnel and our ability to attract, motivate and retain a sufficient number of competent or qualified employees.

●	The Live Entertainment segment of our business may be adversely affected if we are unable to lease and/or acquire concert and event venues on favorable commercial terms.

●	The entertainment events management industry is highly competitive.

●	If scheduled events and/or concerts are cancelled or postponed, our reputation may be adversely affected.

●	We are exposed to concentration risk of heavy reliance on our major customers.

●	We may be liable for the losses incurred by the relevant artiste management companies in certain circumstances.

●	We are exposed to the risks in the non-performance and quality of our subcontracted works.

●	Poor weather adversely affects attendance at our events and concerts, which could negatively impact our financial performance from period to period.

●	Our business may be sensitive to public tastes and depends partially on our ability to secure popular artistes and other live events and concerts.

●	Accidents or mishaps may occur at our events or concerts despite safety measures.

●	We incur relatively substantial expenses relating to artiste cost in contracting an established artiste.

●	The advent of new media and other disruptive technologies may diminish the attractions of live concerts and events.

●	Our insurance coverage may be inadequate.

●	We face risks from doing business in the region.

●	The Group’s economic performance is subject to a variety of internal and external factors, which may negatively impact the Group’s result and margins.

●	We may be affected by terrorist attacks, natural disasters, outbreaks of communicable diseases and other events beyond our control.

●	We depend on the strength of our brand and any dilution of our brand value would adversely affect our business.

●	There is no assurance that our future plans will be commercially successful.

●	Our business, financial condition, results of operations, cash flows and prospects may be adversely affected by exchange rates.

●	Our business may be subject to disputes and claims between us, our suppliers and our customers.

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●	Our revenue is mainly derived from projects which are non-recurring in nature and we may not be able to secure new suppliers, customers and/or projects continuously. Our historical financial and operating results are therefore not indicative of future performance.

●	Because we are incorporated under the laws of the Cayman Islands, our Controlling Shareholders may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit. You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal or state courts may be limited.

●	Our cash flows may fluctuate due to the payment practice applied to our projects.

●	The operations of entertainment events management companies in Singapore are subject to compliance with a number of regulatory requirements, which may affect our operating costs and profitability.

●	We may need additional capital but may not be able to obtain it on favorable terms or at all.

●	We may not be able to meet our cash requirements without obtaining additional capital from external sources.

●	Our success is highly dependent on our ability to obtain a substantial amount of capital for our business.

●	Expansion into overseas markets will have certain risks, which could have a material adverse effect on our business.

●	Unauthorized disclosure, destruction or modification of data, through cybersecurity breaches, computer viruses or otherwise or disruption of our services could expose us to liability, protracted and costly litigation and damage our reputation.

●	We could incur substantial costs as a result of data protection concerns or IT systems disruption or failure.

Risks Related to our Class A Ordinary Shares and this Offering

●	Investors who buy shares at different times will likely pay different prices.

●	Issuances of our Class A ordinary shares to the Selling Shareholders may cause substantial dilution to our existing shareholders, the issuance of the Class A ordinary shares acquired by the Selling Shareholders could cause the price of our Class A ordinary shares to decline, and the actual number of Class A ordinary shares we will issue under the Convertible Note, at any one time or in total, is uncertain.

●	Our warrants may have an adverse effect on the market price of our Class A ordinary shares.

●	The Warrants may never be in the money, and some may be exercised on a “cashless” basis or may expire worthless and therefore we may not receive cash proceeds from the exercise of warrants.

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A ordinary shares may be materially and adversely affected.

●	We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

●	As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Class A ordinary shares less attractive to investors.

●	We will incur substantial increased costs as a result of being a public company.

●	We do not intend to pay dividends for the foreseeable future.

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A ordinary shares, the price of our Class A ordinary shares and trading volume could decline.

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●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

●	As a foreign private issuer and “controlled company” within the meaning of the Nasdaq’s corporate governance rules, we are permitted to rely on exemptions from certain of the Nasdaq corporate governance standards. Our choice to rely on such exemptions may afford less protection to holders of our Class A ordinary shares. We intend to comply with the Nasdaq Corporate Governance rules applicable to foreign private issuers and do not intend to rely on such controlled company exemptions.

●	Nasdaq has determined to delist our securities, and trading of our Class A ordinary shares on Nasdaq was suspended on August 18, 2026. If our appeal to the Nasdaq Hearings Panel is unsuccessful, our securities will be delisted from Nasdaq, which could negatively impact the price of our securities and your ability to sell them.

●	As of the date of this prospectus, the suspension of our Class A ordinary shares on Nasdaq has triggered an “Event of Default” under the Note. The Company has spoken with the holder of the Note and plans to attempt to negotiate and enter into a default waiver agreement with the holder. However, there can be no assurances that the Company will be able to negotiate a waiver agreement with the holder. If the holder seeks to enforce its remedies under the Note and the holder is successful in obtaining such remedies, the business and finances of the Company could be materially and adversely affected.

●	Anti-takeover provisions in our memorandum and articles of association may discourage, delay, or prevent a change in control.

●	Our board of directors may decline to register transfers of ordinary shares in certain circumstances.

●	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A ordinary shares.

●	The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our Class A ordinary shares may have adverse United States federal income tax consequences.

●	Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

●	You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.

Risks Related to Regulations and Litigation

●	We are subject to evolving laws, regulations, standards and policies, and any actual or perceived failure to comply could harm our brand and reputation, subject us to significant fines and liability, or otherwise adversely affect our business.

●	We are currently involved in a pending arbitration proceeding in Singapore and may be involved in certain legal proceedings from time to time. Any adverse decision in such proceedings may render us liable to liabilities and may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Corporate Information

Our corporate name is FAST TRACK GROUP (the “Company”). We are an exempted company incorporated on May 31, 2024 under the laws of the Cayman Islands. Our principal executive office is located at Singapore at 600 North Bridge Road, Parkview Square #24-01, Singapore 188778, and our phone number is +65 6531 0075. We maintain a website at https://www.fastrack-group.com. The references to our website are intended to be inactive textual references only. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not part of this prospectus and investors should not rely on such information in deciding whether to purchase our Class A ordinary shares. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Corporate Structure and History

Our Group’s history can be traced back to 2012 when Mr. Lim Sin Foo, Harris saw an opportunity in the demand for an entertainment-focused event management and marketing services. This resulted in the incorporation of Fast Track Events Pte. Ltd. Since then, we have grown into a one-stop shop that provides a full range of services for the organization and management of various events.

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Corporate Reorganization

Our Company was incorporated in the Cayman Islands on May 31, 2024 under the Companies Act (Revised) of the Cayman Islands, as amended, supplemented, or modified from time to time (the “Companies Act”) as an exempted company with limited liability. TCX HOLDINGS LTD was incorporated under the laws of the British Virgin Islands on May 31, 2024 as an investment holding company.

As part of our Group’s internal reorganization for the purposes of our initial public offering (“IPO”), TCX HOLDINGS LTD was incorporated in the British Virgin Islands on May 31, 2024, and authorized to issue a maximum of 50,000 no par value shares of a single class. Prior to the reorganization, TCX HOLDINGS LTD issued one share, which is held by Mr. Lim Sin Foo, Harris.

On June 27, 2024, each of Mr. Lim Sin Foo, Harris, Bai Ye Private Limited, Ms. Low Jiayi, Ms. Chua Pak Gek, Mr. Selwyn Lim Chin Kiat, Ms. Rina Lim Fei Wen, Mr. Marcus Wong Wei Fu, and Mr. Bill Lim Tao Xuan, transferred their respective shares in Fast Track Events Pte. Ltd., representing in aggregate 100% of the issued share capital of Fast Track Events Pte. Ltd., to TCX HOLDINGS LTD. The consideration for the share transfers was satisfied by the allotment and issuance of 9,999 ordinary shares in TCX HOLDINGS LTD. On July 2, 2024 each of Mr. Lim Sin Foo, Harris, Bai Ye Private Limited, Ms. Low Jiayi, Ms. Chua Pak Gek, Mr. Selwyn Lim Chin Kiat, Ms. Rina Lim Fei Wen, Mr. Marcus Wong Wei Fu, and Mr. Bill Lim Tao Xuan, transferred their respective shares in TCX HOLDINGS LTD, representing in aggregate 100% of the issued share capital of TCX HOLDINGS LTD, to FAST TRACK GROUP. The consideration for the share transfers was satisfied by the allotment and issuance of 17,499,999 ordinary shares in aggregate by FAST TRACK GROUP on July 2, 2024, to each of Mr. Lim Sin Foo, Harris, Bai Ye Private Limited, Ms. Low Jiayi, Ms. Chua Pak Gek, Mr. Selwyn Lim Chin Kiat, Ms. Rina Lim Fei Wen, Mr. Marcus Wong Wei Fu, and Mr. Bill Lim Tao Xuan, each credited as fully paid.

Upon completion of the reorganization, our Company became the holding company of our Group. The chart below illustrates our corporate structure as of the date of this prospectus:

On August 17, 2026, we convened an extraordinary general meeting where our shareholders passed, among others, resolutions to approve the adoption of a second amended and restated memorandum and articles of association, a reverse share split at an exchange ratio of 1:20, and a dual-class share structure. Our authorized share capital is US$50,000 divided into 2,400,000 Class A ordinary shares, with a par value of US$0.02 each, and 100,000 Class B ordinary shares, with a par value of US$0.02 each.

Our Initial Public Offering

On May 22, 2025, we entered into an underwriting agreement with Alexander Capital, L.P., as representative of the several underwriters named thereof, in connection with our initial public offering of 3,750,000 ordinary shares, par value $0.001 per share at a price of $4 per share. The underwriters also had an option for a period of 45 days to purchase up to 562,500 ordinary shares to cover over-allotments, if any. The Company has also issued to the representative as compensation warrants exercisable for a period of five years from the date of issuance of up to 21,563 ordinary shares at a per share exercise price equal to 140% of the public offering price per share in the IPO. The Company’s Registration Statement on Form F-1 (File No. 333-286542) for the IPO, originally filed with the SEC on April 14, 2025, as amended, the “Registration Statement”) was declared effective by the Commission on May 22, 2025.

Alexander Capital, L.P. notified the Company of their decision to exercise the over-allotment option to purchase an additional 562,500 ordinary shares (the “Over-allotment Shares”) of the Company, par value $0.001 per share, at a price of $4.00 per share. The Closing for the sale of the Over-allotment Shares took place on June 2, 2025.

Gross proceeds of the Company’s IPO, including the proceeds from the sale of the Over-allotment Shares, totaled approximately $17.25 million, before deducting underwriting discounts and other related expenses.

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Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (which we refer to as “the Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved; and

●	exemption from complying with recently enacted “pay versus performance” reporting obligations.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period. We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1.235 billion or more in annual gross revenues; (ii) the last day of the fiscal year following the fifth anniversary of the completion of our IPO; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the end of the fiscal year in which the market value of our ordinary shares held by non-affiliates exceeded $700 million on the last business day of our second fiscal quarter.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Smaller Reporting Company

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Foreign Private Issuer

We are a “foreign private issuer,” as defined by the Securities and Exchange Commission (“SEC”). As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to Directors and officers. Although we will require Board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

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●	Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an Audit Committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Notwithstanding these exemptions, we will continue to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

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THE OFFERING

Ordinary Shares Outstanding prior to the Offering	1,115,726 Class A ordinary shares.

Ordinary Shares to be offered by Selling Shareholders	up to 215,892 Class A ordinary shares that we may issue upon the conversion of the Convertible Note and the exercise of the Note Warrants and the Placement Agent Warrant.

Ordinary Shares to be outstanding after this offering(1)	1,331,618 Class A ordinary shares.

Use of Proceeds	We will not receive any proceeds from the sale of the Class A ordinary shares by the Selling Shareholders. See “Use of Proceeds.”

Symbol and Trading	Our Class A ordinary shares are currently listed under the symbol “FTRKD.”

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our Class A ordinary shares.

(1)	The number of ordinary shares to be outstanding upon completion of this offering is based on 1,115,726 Class A ordinary shares outstanding and no Class B ordinary share outstanding as of August 18, 2026, and excludes 21,563 Class A ordinary shares issuable upon exercise of warrants held by the underwriters of our initial public offering at an exercise price of $112.0 per share.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” (as defined in Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended) that reflect our current expectations and views of future events and that involve significant risks and uncertainties. Readers are cautioned that significant known and unknown risks, uncertainties and other important factors (including those over which we may have no control and others listed in this prospectus and in the “Risk Factors” section of this prospectus) may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

We intend the forward-looking statements to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. You can identify some of these forward-looking statements by words or phrases such as “may,” “could,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “project,” “continue” or other similar expressions.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services and products;

●	protection of our intellectual property rights;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure and other financial items;

●	fluctuations in operating results; and

●	dependence on our senior management and key employees.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth above under “Risk Factors” and elsewhere in this prospectus. The factors set forth above under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. Prior to investing in our Class A ordinary shares, you should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we currently expect. See “Where You Can Find More Information.”

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RISK FACTORS

Investing in our Class A ordinary shares involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information included in this prospectus, including our consolidated financial statements and related notes appearing elsewhere in this prospectus, before making an investment decision. The risks described below are not the only ones we face. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, or results of operations. In such case, the trading price of our Class A ordinary shares could decline, and you may lose some or all of your original investment.

Risks Related to Our Business and Industry

Our business depends on relationships between key agents, managers and artistes and any adverse changes in these relationships would adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our business, which comprises the Live Entertainment and Agency segments, is uniquely dependent on personal relationships, as our officers or other key personnel need to leverage on their existing network of relationships with artistes, key agents and managers in order to secure the rights to organize and manage the live events and concerts which are critical to our success.

Due to the importance of those industry contacts to our Live Entertainment and Agency business segments, any adverse change in the aforesaid relationships or the loss of any of our officers or other key personnel could affect these business segments.

We also cannot assure you that our officers and key personnel will remain with us in the long term, or that our associations with current industry contacts will be retained in the long term. If the key agents, managers, and artistes with whom we have established relationships are replaced by individuals with whom we are not familiar or with whom we have yet to establish good working relationships, we may experience a decline in customer and/or supplier engagement, which will in turn adversely affect our competitive position and our business, financial condition, results of operations, cash flows and prospects.

As a safeguard against such risks and to maintain our competitive position, our officers and key personnel will be required to enter into employment agreements with the Company that contain non-competition, non-solicitation, confidentiality or other restrictive covenants.

Our success depends on our key personnel and our ability to attract, motivate and retain a sufficient number of competent or qualified employees.

We are dependent on our Chief Executive Officer for various key aspects of our business, including but not limited to, project management and maintenance of customer/supplier relationships as well as sales and marketing. Mr. Lim Sin Foo, Harris, being our Chief Executive Officer, has been with our Group for over 10 years and he is supported by senior management personnel equipped with ample practical experience and the requisite industry expertise in the Live Entertainment and Agency industries. Ms. Low Jiayi, our Chief Operating Officer, has been with our Group since 2013, and is the overall person in charge for the majority of the projects that we have managed and organized. Such key personnel play an essential role in the operations of our Live Entertainment and Agency work. As such, our success and growth therefore depend to a large extent on our ability to hire and retain such competent, skilled and qualified key personnel. If our Chief Executive Officer or any member of our key personnel ceases to be involved with us in the future and we are unable to locate a suitable replacement in a timely manner, our overall management, administration, and implementation of our business development strategies may be negatively affected, which will consequently adversely affect our business, financial condition, results of operations, cash flows and prospects.

The Live Entertainment segment of our business may be adversely affected if we are unable to lease and/or acquire concert and event venues on favorable commercial terms.

We require event and concert venues from time to time for the events and/or concerts which we organize and manage. In the event that we are unable to lease or acquire such venues at our required dates and on terms favorable to us, revenue generated from those events and/or concerts that we organize may not generate sufficient revenue to cover our costs from organizing such events and/or concerts.

In the event we are not able to generate sufficient revenue from the events and/or concerts which we organize, our business, financial condition, results of operations, cash flows and prospects would be adversely affected.

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Although Singapore has seen the development of more venues for holding events and concerts, thereby increasing the number of venue options available to us when we organize and/or manage an event or concert, we do not own any of these event or concert venues. Our long-term success in the organization and management of events and/or concerts will depend in part on our ability to lease these venues from and enter into collaboration agreements with the venue owners or managers. As many of these agreements are with third parties over whom we have little or no control, we may be unable to renew these agreements or enter into new agreements on terms which are commercially acceptable and favorable to us in respect of these venues. The ability to renew these agreements or obtain new agreements on favorable terms depends on a number of factors, many of which are also beyond our control. Such factors include local business conditions and competition from other events and/or concert organization and management companies. If the cost of renewing these agreements is too high or if we are unable to renew such agreements in time and/or on favorable terms, this may result in delays in our operations and costs overruns, which may have a material and adverse impact on our business, financial condition, results of operations, cash flows and prospects.

The entertainment events management industry is highly competitive.

We are dependent on demand from the entertainment events management industry, and we face intense competition, with some competitors having more manpower, more resources and the necessary licenses and qualifications. The large number of competitors may subject us to severe downward pricing pressure, which will reduce our profit margins. Should we fail to adapt to market conditions and customer preferences effectively or offer a relatively competitive bid or quote, we may not be able to secure our existing customers or attract new customers. Further, if our competitors adopt an aggressive pricing policy or establish relationships with our existing customers and/or suppliers and subcontractors, we may not be able to secure contracts with our existing customers and/or suppliers and subcontractors in the future. We may also compete in other areas, including the hiring of subcontractors and qualified employees. If we fail to compete in these areas, our business, financial condition, results of operations, cash flows and prospects will be materially and adversely affected.

If scheduled events and/or concerts are cancelled or postponed, our reputation may be adversely affected.

We incur a significant amount of upfront costs such as marketing and related costs when we plan and prepare for a concert or event. Accordingly, if a planned concert or event is cancelled, especially if the cancellation is close to the date of the planned concert or event, we would lose a substantial amount of sunk costs, fail to generate the anticipated revenue and may be forced to issue refunds for tickets sold. If a planned concert or event is postponed, we would incur substantial additional costs in connection with having to stage the event or concert on an alternative date and possibly, at an alternative venue as well, which may negatively impact the attendance as well as concession and merchandise sales. Further, we may, in certain situations, have to refund the cost of the tickets to ticket holders who are not available on the alternative date. The cancellation or postponement of an event and/or concert may have an adverse impact on our reputation, financial condition and results of operations. While we have not experienced any concert cancellation or postponement, we cannot assure you that such concert cancellation or postponement will not happen in the future, of which could cause a material and adverse impact on our business, financial condition, results of operations, cash flows and prospects in the future.

We are exposed to concentration risk of heavy reliance on our major customers.

A significant portion of our revenue was derived from a small number of customers during the years ended February 28, 2025 and February 28, 2026. In the year ended February 28, 2025, two different customers accounted for 60% and 37% of our total revenue, respectively. In the year ended February 28, 2026, two different customers accounted for 85% and 15% of our total revenue, respectively. We may continue to have a concentration of customers in the future. Therefore, if our major customers do not engage our services and we cannot secure new customers on time, our business, financial condition and results of operation may be adversely affected.

There is also no assurance that the financial position of our major customers will remain healthy in the future and that we will be able to receive payments from such customers on time. Any deterioration of the businesses of our major customers could lead to delay and/or default in their payments to us. If our major customers fail to make timely payments to us, our cash flows and financial position may be materially and adversely affected.

We may be liable for the losses incurred by the relevant artiste management companies in certain circumstances.

When artiste management companies sell to us rights to stage and organize concerts for their artistes, we occasionally sell such rights to other third party organizers by entering into back-to-back arrangements with the artiste management companies and the third party organizers. As we remain liable to the artiste management companies pursuant to the relevant contracts that we enter into with them, if the third party organizer breaches or fails to organize such concerts or events in accordance with the relevant terms, we may be liable for damages or losses incurred by the relevant artiste management companies due to the aforesaid breaches. This could adversely affect our reputation and financial condition. We have not encountered any incidents in the past which resulted in us being liable for such losses incurred by the relevant artiste management companies.

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We are exposed to the risks in the non-performance and quality of our subcontracted works.

We conduct project management and certain media press release work in-house, and procure products and services from our suppliers which are mainly artistes management, music labels and audio visual technical companies. As such, we subcontract certain parts of our projects and services to third party subcontractors. We are therefore exposed to the risks that our subcontractors may not provide the subcontracted services or works on time or that the quality of the works or services subcontracted may not meet the requirements under the relevant contracts that we have entered into with our customers. Although we may enter into back-to-back arrangements with our subcontractors where the terms of our contract with our subcontractors are identical or substantially similar to the terms of our contract with our customers, we remain liable to our customers under the contracts that we enter into with them. As such, in the event that our subcontractor is unable to perform the subcontracted works or provide the required services in a satisfactory manner, we will be liable to our customers. Should we be unable to procure other subcontractors to complete the works, or to carry out the works ourselves at the same cost, this would adversely affect our business and our profitability.

Although we have not encountered any incidents in the past which resulted in us being exposed to risks in the non-performance and quality of our subcontracted works, we cannot assure you that such exposure to risks in the non-performance and quality of our subcontracted works will not happen in future, which could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

Poor weather adversely affects attendance at our events and concerts, which could negatively impact our financial performance from period to period.

We organize many events and concerts. Poor weather conditions surrounding these events and concerts may affect sales of tickets, concessions, and merchandise, among other things. Due to weather conditions, we may be required to cancel or reschedule an event to another available day or a different venue, which would increase our costs for the event and could negatively impact the attendance at the event, which in turn could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our business may be sensitive to public tastes and depends partially on our ability to secure popular artistes and other live events and concerts.

Our business may be sensitive to rapidly changing public tastes and depends partially on the availability of popular artistes and events. Our Live Entertainment and Agency businesses depend in part on our ability to anticipate the tastes of consumers and to offer events that appeal to the masses. However, as consumer preferences change from time to time, we may not be able to anticipate, identify or react to these changes and secure entertainment acts or artistes which are current and popular. This in turn could adversely affect our business, financial condition, results of operations, cash flows and prospects.

Accidents or mishaps may occur at our events or concerts despite safety measures.

Accidents or mishaps may occur at the events or concerts organized by us even though we have put in place certain safety measures. Such accidents or mishaps may severely disrupt the events or concerts and may expose us to personal injury litigation as well as damage our reputation. In such event, our business, financial condition, results of operations, cash flows and prospects may be materially and adversely affected. Further, if our insurance policies do not cover or do not adequately cover such claims, our results of operations and financial performance may be materially and adversely affected. We have not had any accident or mishap in the concerts and events that we organized in the past that had a material impact on our financials and/or operations. However, we cannot assure you that there will be no such accidents or mishaps in the concerts and events that we organize in the future, which could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

We incur relatively substantial expenses relating to artiste cost in contracting an established artiste.

One of our business strategies is to secure established artistes to perform in various locations, such as different major cities within the region. In engaging such established artistes to perform in all these locations, we generally pay a substantial down-payment or advance to engage the established artistes, which forms part of our cost of sales in our consolidated financial statements. If we are unable to obtain financing or generate cash flow internally, the amount to be spent on engaging these established artistes may have to be reduced. This may adversely affect our ability to secure established artistes and our operations in the long run, which could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

The advent of new media and other disruptive technologies may diminish the attractions of live concerts and events.

The advent of new media and other disruptive technologies may result in artistes and our other customers using alternative media and avenues to reach out to their fans, supporters and customers (as the case may be), thereby diminishing the attractiveness of live concerts and events. Such new or alternative media may take the form of different interactive technologies such as 3D, holography, and virtual reality, or other forms of disruptive technologies. If we are unable to improve our service offerings alongside technological advancements in the media and entertainment industry, we might experience a decline in our competitive edge which could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

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Our insurance coverage may be inadequate.

While we believe that we have adequately insured our operations and properties in a way that we believe is customary in the Live Entertainment and Agency business and in amounts that we believe to be commercially appropriate, we may become subject to liabilities for events against which we are not adequately insured or which we cannot be insured on terms which are acceptable to us. Examples of these events include natural disasters, riots, general strikes, and acts of terrorism. Some of the losses we suffer may also not be easily quantifiable and may damage our reputation.

Our business, financial condition, results of operations, cash flows and prospects may be adversely affected if:

●	an event occurs for which we are not adequately or sufficiently insured;

●	one or more large claims is or are successfully asserted against us that exceed the available insurance coverage;

●	any of our insurance claims are contested by the insurance company; and/or

●	we are not able to purchase insurance of the types and in the amounts that we deem necessary at acceptable premiums.

We face risks from doing business in the region.

We organize and/or manage live events and concerts not only in Singapore but also throughout Southeast Asia. As a result, our business is subject to certain risks inherent in conducting business overseas, many of which are beyond our control. These risks include but are not limited to:

●	laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;

●	inflation, interest rates and general conditions;

●	changes in local regulatory requirements, including restrictions on content;

●	differing cultural tastes and attitudes;

●	differing degrees of protection for intellectual property;

●	the instability of foreign economies and governments;

●	fluctuating foreign exchange rates;

●	the spread of communicable diseases in such jurisdictions, which may impact business in such jurisdictions; and

●	natural disasters, war and acts of terrorism.

An adverse development related to any of the abovementioned factors and other risks associated with international trade may have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects if we are unable to adapt our business strategies or operations accordingly.

The Group’s economic performance is subject to a variety of internal and external factors, which may negatively impact the Group’s result and margins.

The Group’s economic performance is subject to a variety of internal and external factors. The occurrence of external circumstances and factors beyond management’s control, including the macroeconomic conditions and the consequences of the ongoing conflicts between Russia and Ukraine, and Israel and Hamas, could have a material adverse effect on the Group’s business, financial condition and results of operations. Any economic downturn or slowdown or negative business sentiment could have an indirect potential impact on our industry. In addition, continued turbulence in the international markets may adversely affect our ability to access capital markets to meet liquidity needs. As a result, our business operations and financial performance may be adversely affected.

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We may be affected by terrorist attacks, natural disasters, outbreaks of communicable diseases and other events beyond our control.

Our business may be adversely affected by instability, disruption or destruction in a geographic region of Singapore, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, flood, fire, earthquake, storm or pandemic events and spread of disease (including the COVID-19 pandemic). Such events may have an adverse impact on the live concert and entertainment industry and our business, as well as give rise to sudden significant changes in regional and global economic conditions and cycles. The consequences of any such terrorist attacks, natural disasters or other events beyond our control are unpredictable, and we are not able to foresee events of such nature, which could cause interruptions to parts of our businesses and have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Additionally, an outbreak of Zika, SARS, avian influenza, Influenza A (H1N1) and/or other communicable diseases, if uncontrolled, could affect our operations, as well as the promotion of and attendance at live events and concerts by the public. This may lead to a decrease in demand for our services by artiste management companies and event organizers, which may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Further, in the event that our employees and/or employees of our suppliers are infected or suspected of being infected with any communicable disease, we and/or our suppliers may be required by health authorities to temporarily shut down the affected premises or offices and quarantine the relevant employees to prevent the spread of the disease.

For example, the COVID-19 pandemic had resulted in temporary delays and suspensions or cancellation of our projects and shortage of labor given that our employees returning from certain countries may be subject to health and safety restrictions under the Infectious Diseases Act 1976 of Singapore, which severely disrupted our business operations and had a material and adverse effect on our business operations, financial condition, results of operations and prospects. In addition, our revenue and profitability may be materially affected if any health epidemic or virus outbreak affects the overall economic and market conditions in Singapore. Failure to meet our customers’ expectations could damage our sales and reputation, and may, as a result, lead to loss of business and affect our ability to attract new business. The occurrence of a catastrophic event could have a material effect on our business, prospects, financial condition and results of operations.

We depend on the strength of our brand and any dilution of our brand value would adversely affect our business.

We are dependent on our track record, reputation, brand recognition, long-standing business relationships and credibility. We believe that our customers associate our brand name with one of the highest quality of management and events services in Singapore, which gives us a competitive advantage over the majority of our competitors. For instance, we often receive enquiries for our services based on referrals made by our existing customers, and our customers regularly request for our name and/or our logo to be included in their marketing materials. The strength of our brand is important in our engagement with new customers and is an important metric in our securing of new projects. While we believe our brand and services are recognized by our customers in the industry we operate in, it is possible that our competitors and or other third parties may adopt brands or marks similar to ours, which may lead to brand confusion among existing and potential customers. If unauthorized third parties exploit the use of our brand name, our reputation and goodwill and hence our ability to maintain our competitive edge may be adversely affected.

There is no assurance that our future plans will be commercially successful.

We intend to expand our operations locally and overseas into new geographic markets in accordance with our future plans as set out in the section entitled “Our Strategies and Future Plans” of this prospectus. Such expansion plans involve numerous risks, including but not limited to, our ability to secure locations for the setting up of new offices, expand our current facilities in a cost efficient manner, enter into joint ventures and/or acquire companies that are complementary to our existing businesses.

We cannot assure you that such expansion plans will be commercially successful or if we are able to enter new geographical markets to expand our Live Entertainment and Agency business. These expansion plans will require substantial capital expenditure, financial and management resources and are subject to factors beyond our control, such as government legislation, regulatory approvals, general economic conditions, and global or local trends.

We may also not be successful in integrating any acquired businesses and might not achieve the anticipated synergies for revenue growth and cost benefits.

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Our business, financial condition, results of operations, cash flows and prospects may be materially and adversely affected if we:

●	fail to achieve a sufficient level of revenue;

●	experience performance problems with an acquired company, such as the incurrence of debt, contingent liabilities, possible impairment charges related to goodwill or other intangible assets; and/or

●	encounter any other unanticipated events or circumstances.

Our business, financial condition, results of operations, cash flows and prospects may be adversely affected by exchange rates.

For our Live Entertainment business segment, we are exposed to exchange rate fluctuations, to the extent that the fees of the artistes we engage and the contracts that we sign are paid in US$. We sell our tickets and other revenue in Singapore and in S$. For our Agency business segment, we make payment to the artistes we engage in US$ and we receive payment from our customers in US$.

Our functional reporting currency for our statutory financial statements is presented in S$, and therefore, US$ payments will have to be translated into S$ on every reporting date. Any currency exchange gain or loss resulting from the translation is recognized as other comprehensive income and accumulated in the foreign currency translation reserve, under equity. If the resulting translation differences are significant, they may materially affect our results and shareholders’ funds position. Additionally, the computation of bank covenants and debt ratios may also be affected.

Our business may be subject to disputes and claims between us, our suppliers and our customers.

We may be involved in disputes or claims between us, our suppliers and/or our customers on grounds such as non-adherence to contract terms, delays, breach of contract and/or other losses suffered by either party. These disputes and/or claims may lead to legal and other proceedings and may result in substantial costs and diversion of our management’s resources and attention from our business. In the event that such disputes, claims, legal and/or other proceedings are not concluded in our favor and we are made liable for the claims and/or damages and incur legal and other costs, or we accept settlement terms that are unfavorable to us, our reputation, business, financial condition, results of operations, cash flows and prospects may be adversely affected. We have not had disputes or claims with our suppliers and/or customers in the past which had a material impact on our financials and/or operations. However, we cannot assure you that we will not have disputes or claims with our suppliers and/or customers in the future which could have a material and adverse impact on our business, financial condition, results of operations, cash flows and prospects.

Our revenue is mainly derived from projects which are non-recurring in nature and we may not be able to secure new suppliers, customers and/or projects continuously. Our historical financial and operating results are therefore not indicative of future performance.

Our contracts are mainly project-based and the work projects are largely non-recurring in nature. Hence, it is crucial that we are able to secure new projects of similar or larger value or a similar number of projects on a continual basis. As our revenue is mainly derived from projects which are non-recurring in nature, there is no assurance that we will be able to secure new suppliers, customers and/or new projects from our existing projects. To secure new contracts, we have to successfully engage artistes to appear and/or perform at our events. In the event that we are unable to maintain business relationships with our existing artistes or artiste managers and secure contracts with them, our business, financial condition, results of operations, cash flows and prospects will be adversely affected.

Our revenue, operating expenses and results of operations, therefore, may vary from period to period and from year to year in response to the reasons above, as well as a variety of factors beyond our control, including general business and economic conditions, employment rates, inflation and interest rates, and consumer discretionary income, retail spending, and confidence. Owing to these factors, among others, we believe that year-to-year or even period-to-period comparisons of our historical results of operations may not be indicative of our future performance and undue reliance should not be placed on these comparisons to predict our future financial performance or the future performance of our shares.

Because we are incorporated under the laws of the Cayman Islands, our Controlling Shareholders may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit. You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal or state courts may be limited.

While under Delaware law, controlling shareholders owe fiduciary duties to the companies they control and their minority shareholders, under Cayman Islands law, our controlling shareholders do not owe any such fiduciary duties to our Company or to our minority shareholders. Accordingly, our controlling shareholders may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders unless required by the Companies Act of the Cayman Islands or other applicable law or authorized by the directors or by ordinary resolution. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practices with respect to any corporate governance matter. To the extent we choose to follow home country practices with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Securities Being Registered — Comparison of Shareholder Rights.”

Our cash flows may fluctuate due to the payment practice applied to our projects.

Our Live Entertainment segment’s projects normally incur net cash outflows in the initial stage of carrying out our works when we are required to pay for the setting up, wages for workers, accommodation costs, hiring of subcontractors, and commencement of works. For example, ticketing companies, which are the vendors that collect payment from our customers, will pay us ticket revenue seven (7) days after the end of an event, but we have to bear costs such as upfront payment to artiste and/or tour management companies during the period leading up to the event. Such a payment arrangement will move us from net cash outflows at the early stage to net cash inflows after the event. We undertake a number of projects at any given period and therefore we could offset the cash inflow of certain projects against the cash outflow of others. However, should the mix of our projects be such that there are more abovementioned upfront expenses in the initial stage, our corresponding cash flow position may be adversely affected, which may in turn adversely affect our business, financial condition, results of operations, cash flows and prospects.

The operations of entertainment events management companies in Singapore are subject to compliance with a number of regulatory requirements, which may affect our operating costs and profitability.

As with other similar companies, our operations are required to comply with various safety, employee protection and environmental protection laws, regulations and requirements in Singapore, among which certain material ones are summarized in the section titled “Business — Regulations” of this prospectus. In the event that our operations fail to meet these requirements, we may be subject to fines or other remedial measures. Furthermore, our ability to obtain new projects in the future will be affected by any of our non-compliance with the applicable laws, regulations and requirements. Additionally, we may incur additional costs to ensure compliance if there are any changes to the relevant requirements in the future.

We may need additional capital but may not be able to obtain it on favorable terms or at all.

We may require additional cash resources due to future growth and development of our business, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows, share price performance, and liquidity of international capital and lending markets. In addition, incurring indebtedness would subject us to increased debt service obligations and could result in operating and financing covenants that would restrict our operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations. Moreover, any issuance of equity or equity-linked securities could result in significant dilution to our existing shareholders.

We may not be able to meet our cash requirements without obtaining additional capital from external sources.

We anticipate that cash to fund our operating activities will be sufficient to meet our currently estimated cash requirements for at least the next 12 months. Nonetheless, we operate in a market that makes our prospects difficult to evaluate. Until we could achieve a level of positive operating cash flows adequate to support our cost structure, we would need to rely on additional financing. There is no assurance such financing will be available to us when needed or that such financing would be available under favorable terms. If we are unable to obtain sufficient funding, we may be required to significantly curtail our planned operations, which may have a material adverse impact on our ability to continue as a going concern.

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Our success is highly dependent on our ability to obtain a substantial amount of capital for our business.

We will need substantial capital in order to complete payments needed for our Live Entertainment segment projects. If we are unable to obtain sufficient financing, then it could result in significant delays in those projects, which could have a material adverse effect on our business and our ability to repay our existing indebtedness.

Expansion into overseas markets will have certain risks, which could have a material adverse effect on our business.

The expansion into overseas markets will have certain risks as we may have limited or no operating experience in certain markets. As a result, we may not be able to attract a sufficient number of new customers due to limited presence and brand recognition in such overseas market and may fail to compete effectively in these markets. In addition, such expansion may increasingly subject us to risks inherent in conducting business internationally, including but not limited to that we may not be able to obtain sufficient financing to support our overseas expansion, local political instability, civil unrest or terrorism in such regions, economic uncertainties and recessions in such regions, failure to comply with laws and regulations, approval or license requirements, as well as industry or technical standards of the overseas market, challenges in administering and providing support to overseas operations, differences in cultural, commercial and operating environments and corporate governance, and failure to recruit and retain competent personnel, each of which may have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Unauthorized disclosure, destruction or modification of data, through cybersecurity breaches, computer viruses or otherwise or disruption of our services could expose us to liability, protracted and costly litigation and damage our reputation.

Our business involves the collection, storage, processing and transmission of customers’ business data. An increasing number of organizations, including large merchants and businesses, other large technology companies, financial institutions and government institutions, have disclosed breaches of their information technology, or IT, systems, some of which have involved sophisticated and highly targeted cybersecurity attacks, including on portions of their websites or infrastructure. We may also be subjected to breaches of cybersecurity by hackers. Threats may derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. Concerns about cybersecurity are increased when we transmit information. Electronic transmissions can also be subjected to cybersecurity attacks, interception or loss. Also, computer viruses and malware can be distributed and spread rapidly over the internet and could infiltrate our systems or those of our associated participants, which can impact the confidentiality, integrity and availability of information, and the integrity and availability of our products, services and systems, among other effects. Denial of service or other cybersecurity attacks could be targeted against us for a variety of purposes, including interfering with our products and services or creating a diversion for other malicious activities. These types of actions and attacks could disrupt our delivery of products and services or make them unavailable, which could damage our reputation, force us to incur significant expenses in remediating the resulting impacts, expose us to uninsured liabilities, subject us to lawsuits, fines or sanctions, distract our management or increase our costs of doing business.

Our encryption of data and other protective measures may not prevent unauthorized access or use of sensitive data. A breach of our system or that of one of our associated participants may subject us to material losses or liability. A misuse of such data or a cybersecurity breach could harm our reputation and deter customers from using our products and services, thus reducing our revenue. In addition, any such misuse or breach could cause us to incur costs to correct the breaches or failures, expose us to uninsured liabilities, increase our risk of regulatory scrutiny, subject us to lawsuits, result in the imposition of material penalties and fines under applying laws or regulations.

We cannot assure you that there are written agreements in place with every associated participant or that such written agreements will prevent the unauthorized use, modification, destruction or disclosure of data or enable us or our customers to obtain reimbursement in the event we should suffer incidents resulting in unauthorized use, modification, destruction or disclosure of data. Any unauthorized use, modification, destruction or disclosure of data could result in protracted and costly litigation, which could have a material and adverse effect on our business, financial condition and results of operations.

Cybersecurity attack incidents are increasing in frequency and evolving in nature and include, but are not limited to, installation of malicious software, unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and the corruption of data. Given the unpredictability of the timing, nature and scope of information technology disruptions, there can be no assurance that the procedures and controls we employ will be sufficient to prevent security breaches from occurring and we could be subject to manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material and adverse effect on our business, financial condition and results of operations.

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We could incur substantial costs as a result of data protection concerns or IT systems disruption or failure.

While we have not been the subject of any cyber-attacks or IT system failures that have had a material impact on our Group, our business may be impacted by such attacks or system failures in the future. Cybersecurity attacks, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and corruption of data. A cyberattack or system failure may result in operational downtimes and/or delays, which may have a detrimental impact on our ability to provide services to our customers.

We handle the personal data of customers in the ordinary course of providing services to customers. While we have implemented measures to protect sensitive information and confidential and personal data and comply with applicable laws, rules and regulations, our facilities and systems may be vulnerable to security breaches and other data loss, including cyber-attacks. In addition, it is not possible to predict the impact on our business of any future loss, alteration or misappropriation of information in our possession related to us, our employees, former employees, customers, suppliers or others. This could lead to negative publicity, legal claims, theft, modification or destruction of proprietary or other key information, damage to or inaccessibility of critical systems, operational downtimes and/or delays and other significant costs, which could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to our Class A Ordinary Shares and this Offering

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Convertible Note, 3i will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares converted. If 3i elects to convert its Convertible Note into ordinary shares, after the Selling Shareholders have acquired such shares, the Selling Shareholders may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Shareholders in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Shareholders in this offering as a result of future conversions by 3i at prices lower than the prices such investors paid for their shares in this offering.

Issuances of our Class A ordinary shares to the Selling Shareholders may cause substantial dilution to our existing shareholders, the issuance of the Class A ordinary shares acquired by the Selling Shareholders could cause the price of our Class A ordinary shares to decline, and the actual number of Class A ordinary shares we will issue under the Convertible Note, at any one time or in total, is uncertain.

This registration statement of which this prospectus is a part relates to the issuance of up to 205,428 Class A ordinary shares to 3i upon conversion of the Convertible Note and the exercise of the Note Warrants and up to 10,466 Class A ordinary shares to Z2 upon the exercise of the Placement Agent Warrant. The number of shares ultimately offered for resale by the Selling Shareholders under this prospectus is dependent upon the number of Class A ordinary shares that 3i elects to convert under the Convertible Note. See “Note Transaction” for more information about our obligations under the Convertible Note.

Depending upon market liquidity at the time, conversion under the Convertible Note may cause the trading price of our Class A ordinary shares to decline. After the Selling Shareholders have acquired shares under the Convertible Note, they may sell all, some or none of those shares. Conversions by 3i pursuant to the Convertible Note under this prospectus may result in substantial dilution to the interests of other holders of our Class A ordinary shares. The resale of a substantial number of Class A ordinary shares by the Selling Shareholders in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. We cannot control the timing of conversion of the Convertible Note or the exercise of the Note Warrants by 3i or the exercise of the Placement Agent Warrant by Z2.

Our warrants may have an adverse effect on the market price of our Class A ordinary shares.

We have issued warrants to 3i to purchase up to 41,086 of our Class A ordinary shares with an exercise price of $10.75 per share (the “Note Warrants”), subject to adjustment in accordance with the terms of the Note Warrants. The Note Warrants are currently exercisable until 5:00 p.m. (New York City time) on July 8, 2031. We have also issued a warrant to Z2 to purchase up to 10,466 of our Class A ordinary shares with an exercise price of $8.6 per share (the “Placement Agent Warrant,” and collectively with the Note Warrants, the “Warrants”), subject to adjustment in accordance with the terms of the Placement Agent Warrant. The Placement Agent Warrant is currently exercisable until 5:00 p.m. (New York City time) on July 9, 2031.

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The Warrants may never be in the money, and some may be exercised on a “cashless” basis or may expire worthless and therefore we may not receive cash proceeds from the exercise of warrants.

We will receive up to an aggregate of approximately $531,666 in proceeds from the exercise of the Warrants, assuming the exercise in full of all of such warrants for cash. To the extent that the Warrants are exercised on a “cashless” basis, we will not receive any proceeds from the exercise of such warrants. We will have broad discretion over the use of proceeds from the exercise of the Warrants. However, there is no assurance that the holders of our warrants will elect to exercise any or all of such warrants. The cash proceeds associated with the exercises of the Warrants are dependent on the stock price in as much as the holders are unlikely to exercise their warrants if the exercise price thereof is more than the price of our Class A ordinary shares at the time of exercise. In that circumstance, a holder may be less likely to exercise their warrants as such holder would be selling at a loss if they exercised their warrants and sold their Class A ordinary shares. Accordingly, we have not included the net proceeds from any exercise of the Warrants in our assessment of our liquidity and our ability to fund operations on a prospective basis. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in this prospectus.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A ordinary shares may be materially and adversely affected.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our Class A ordinary shares.

As a public company in the United States, we are subjected to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, which will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Class A ordinary shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq (or such other market or quotation system on which our Class A ordinary shares are then listed or quoted), to regulatory investigations and to civil or criminal sanctions.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Class A ordinary shares less attractive to investors.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Class A ordinary shares less attractive as a result, there may be a less active trading market for our Class A ordinary shares and our share price may be more volatile.

We will incur substantial increased costs as a result of being a public company.

We have incurred significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq (or such other market or quotation system on which our Class A ordinary shares are then listed or quoted), impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

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After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A ordinary shares if the market price of our Class A ordinary shares increases.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

Our authorized and issued ordinary shares are divided into Class A ordinary Shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to 10 votes per share. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. The holders of Class B ordinary shares will have the ability to control matters requiring shareholders’ approval, including any amendment of our memorandum and articles of association and approval over any change of control transactions. Any conversions of Class B ordinary shares into Class A ordinary shares will dilute the percentage ownership of the existing holders of Class A ordinary shares within their class of ordinary shares.

As a result of the dual-class share structure and the concentration of ownership, holders of Class B ordinary shares have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A ordinary shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares may view as beneficial. However, there are currently no issued and outstanding Class B ordinary shares as of the date of this prospectus.

The conversion by the holders of Class B ordinary shares into Class A ordinary shares will result in a dilution of the percentage ownership of the existing holders of Class A ordinary shares within their class of ordinary shares.

Holders of Class B ordinary shares may convert each Class B ordinary share into one fully paid Class A ordinary share at any time. The right to convert is exercisable by the holder of the Class B ordinary share by delivering a written notice to the Company that such holder elects to convert a specified number of Class B ordinary shares into Class A ordinary shares. In no event shall Class A ordinary shares be convertible into Class B ordinary shares.

In addition, upon the occurrence of (i) any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person who is not an affiliate of such holder, or (ii) a change of ultimate beneficial ownership of any Class B ordinary shares to any person who is not an affiliate of such holder, such Class B ordinary shares shall be automatically and immediately converted into the same number of Class A ordinary shares.

Accordingly, the conversion by any holder of Class B ordinary shares held by it into Class A ordinary shares will result in a dilution of the percentage ownership of the existing holders of Class A ordinary shares within their class of ordinary shares.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A ordinary shares, the price of our Class A ordinary shares and trading volume could decline.

Any trading market for our Class A ordinary shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A ordinary shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A ordinary shares and the trading volume to decline.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

As of the date of this prospectus, we qualify as a foreign private issuer. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. Should we cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

As a foreign private issuer and “controlled company” within the meaning of the Nasdaq’s corporate governance rules, we are permitted to rely on exemptions from certain of the Nasdaq corporate governance standards. Our choice to rely on such exemptions may afford less protection to holders of our Class A ordinary shares. We intend to comply with the Nasdaq Corporate Governance rules applicable to foreign private issuers and do not intend to rely on such controlled company exemptions.

The Nasdaq corporate governance rules require listed companies to have, among other things, a majority of independent board members and independent director oversight of executive compensation, nomination of directors and corporate governance matters. As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. If we choose to rely on the foreign private issuer exemption to certain of the Nasdaq corporate governance standards, a majority of the directors on our board of directors will not be required to be independent directors, our remuneration committee will not be required to be comprised entirely of independent directors and we will not be required to have a nominating committee. Therefore, our board of directors approach to governance will be different from that of a board of directors consisting of a majority of independent directors, and, as a result, the management oversight of our Company may be more limited than if we were subject to all of the Nasdaq corporate governance standards.

A “controlled company” under the Nasdaq corporate governance rules is a company of which more than 50% of the voting power is held by an individual, group or another company. As of the date of this prospectus, our principal shareholder will control a majority of the voting power of our outstanding Class A ordinary shares, making us a “controlled company” within the meaning of the Nasdaq corporate governance rules. As a controlled company, we may elect not to comply with certain of the Nasdaq corporate governance standards, including the requirement that a majority of directors on our board of directors are independent directors and the requirement that our remuneration committee and our nominating committee consist entirely of independent directors.

Should we choose to rely on the above exemptions, our shareholders will not have the same protection afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards, and the ability of our independent directors to influence our business policies and affairs may be reduced. However, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers and do not intend to rely on the above exemptions of controlled company.

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Nasdaq has determined to delist our securities, and trading of our Class A ordinary shares on Nasdaq was suspended on August 18, 2026. If our appeal to the Nasdaq Hearings Panel is unsuccessful, our securities will be delisted from Nasdaq, which could negatively impact the price of our securities and your ability to sell them.

As previously reported, the Company received a deficiency letter from the Listing Qualifications Department of Nasdaq indicating that, based on the closing bid price for the last 30 consecutive business days, the Company was not in compliance with the $1.00 minimum bid price requirement for continued listing Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days, or until February 9, 2026 (the “Initial Compliance Date”), to regain compliance with the Bid Price Rule. The Company did not regain compliance with the Bid Price Rule by the Initial Compliance Date.

By letter dated February 10, 2026, Nasdaq informed the Company that it will provide the Company with an additional 180 calendar days compliance period, or until August 10, 2026 (the “New Compliance Date”), in which to regain compliance with the Bid Price Rule. On August 11, 2026, the Company received a Staff Determination Letter (the “Letter”) from the Listing Qualifications Department of Nasdaq, notifying the Company of the Staff of Nasdaq’s determination to delist its securities from Nasdaq because of the Company’s failure to satisfy the Bid Price Rule. As a result, trading of the Company’s securities on has been suspended at the opening of business on August 18, 2026. The Company has requested a hearing before the Hearings Panel. During the pendency of the hearing, the Company’s Class A ordinary shares are eligible to be traded on the OTC under the ticker symbol “FTRKD.”

There can be no assurance that the Panel will determine to continue the Company’s listing or that the Company will timely evidence compliance with the terms of any extension that may be granted by Nasdaq following the hearing. If Nasdaq determines not to reinstate the trading of our securities on Nasdaq, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A ordinary share is a “penny stock,” which will require brokers trading in our Class A ordinary share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A ordinary share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As of the date of this prospectus, the suspension of our Class A ordinary shares on Nasdaq has triggered an “Event of Default” under the Note. The Company has spoken with the holder of the Note and plans to attempt to negotiate and enter into a default waiver agreement with the holder. However, there can be no assurances that the Company will be able to negotiate a waiver agreement with the holder. If the holder seeks to enforce its remedies under the Note and the holder is successful in obtaining such remedies, the business and finances of the Company could be materially and adversely affected.

Under the Note, the suspension from trading on the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, the NYSE American, or any successor to any of the foregoing for a period of five consecutive trading days constitutes an “Event of Default.” Upon the occurrence (and during the continuance) of an Event of Default, the Note shall bear interest from the date of such Event of Default at a rate of the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum legal rate of the then-outstanding principal. In addition, the holder may (i) require us to redeem all or any portion of its Note at the Event of Default Redemption Price (as defined in the Note) or (ii) convert all or any portion of its Note by delivering a Conversion Notice to us pursuant to the procedure set forth in Section 3(c)(i) of the Note, at the Event of Default Conversion Price (as defined in the Note). In addition, upon an Event of Default, the Note shall bear interest at a rate of the lesser of (i) 18% per annum or (ii) the maximum legal rate of the then-outstanding principal.

The Company has spoken with the holder of the Note and plans to attempt to negotiate and enter into a default waiver agreement with the holder. However, there can be no assurances that the Company will be able to negotiate a waiver agreement with the holder. If the holder seeks to enforce its remedies under the Note and the holder is successful in obtaining such remedies, the business and finances of the Company could be materially and adversely affected.

Anti-takeover provisions in our memorandum and articles of association may discourage, delay, or prevent a change in control.

Some provisions of our memorandum of association and articles of association, as amended from time to time (collectively the “Memorandum and Articles of Association”), may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that authorize our board of directors to issue preference shares in one or more series and to designate the rights, preferences and restrictions of such preference shares without any further vote or action by our shareholders; and

●	provisions that limit the ability of our shareholders to requisition and convene general meetings of shareholders.

Our board of directors may decline to register transfers of ordinary shares in certain circumstances.

Subject to the terms of issue thereof and the rules or regulations of the applicable stock exchange or any relevant rules of the SEC or securities laws, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares transferred are free of any lien in favor of us; and (vi) a fee of such maximum sum as the applicable stock exchange may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 calendar days in any year.

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This, however, is unlikely to affect market transactions of the Class A ordinary shares purchased by investors in the public offering. All market transactions with respect to those Class A ordinary shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Depository Trust Company (“DTC”) systems.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A ordinary shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Class A ordinary shares less attractive as a result, there may be a less active trading market for our Class A ordinary shares and our share price may be more volatile.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our Memorandum and Articles of Association, by the Companies Act (As Revised) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than they would as public shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of the voting rights (on a one vote per share basis) in the share capital of the Company to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Such Shareholders may also add resolutions to the agenda of a general meeting. At least seven days’ notice in writing (exclusive of the day on which it is served or deemed to be served but inclusive of the day for which it is given) is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person, through their authorized representative or by proxy one or more holders of shares being not less than an aggregate of one-third of all votes attaching to all shares in issue and entitled to vote.

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If we are classified as a passive foreign investment company, United States taxpayers who own our Class A ordinary shares may have adverse United States federal income tax consequences.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. We are not currently expected to be treated as a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A ordinary shares that is, for U.S. federal income tax purposes: an individual who is a citizen or resident of the United States; a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia; an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we make a liquidating distribution, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our Company to claims, by paying public shareholders prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or its share premium account, provided that in no circumstances may a dividend be paid out of the share premium account if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Our Company and any director or manager of the Company who knowingly and willfully authorizes or permits any distribution or dividend to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would commit an offence and may be liable to a fine of Cayman Islands dollars 15,000 and to imprisonment for five years in the Cayman Islands.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of Association, as amended, and by the Companies Act (As Revised) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, officers and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on the civil liability provisions of U.S. securities laws, so far as the liabilities imposed by those provisions are penal in nature.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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Risks Related to Regulations and Litigation

We are subject to evolving laws, regulations, standards and policies, and any actual or perceived failure to comply could harm our brand and reputation, subject us to significant fines and liability, or otherwise adversely affect our business.

The laws, regulations, standards and policies governing the provision of entertainment events management services vary from jurisdiction to jurisdiction. The application of these types of laws to our operations continues to be difficult to predict but could pose operational challenges for us in the future. Because laws vary from jurisdiction to jurisdiction, our services must be continually monitored for compliance with the various rules and requirements, which may change from time to time. Furthermore, the costs of compliance, including remediation of any discovered issues and any changes to our operations mandated by new or amended laws, may be significant, and any failures to comply could result in additional expenses, delays or fines. The applicable laws, regulations, standards and policies relating to the provision of entertainment events management services in the different jurisdictions in which our customers are located in continue to rapidly change, which increases the likelihood of a patchwork of complex or conflicting regulations, or which could adversely increase our compliance costs or otherwise materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

We are currently involved in a pending arbitration proceeding in Singapore and may be involved in certain legal proceedings from time to time. Any adverse decision in such proceedings may render us liable to liabilities and may adversely affect our business, financial condition, results of operations, cash flows and prospects.

We are currently involved in a pending arbitration proceeding (the “Arbitration”) in the Singapore International Arbitration Centre, as noticed on June 26, 2026, from Haodong Yang (the “Claimant”), relating to a dispute pursuant to a loan agreement between the Claimant, our CEO Harris Lim, and the Company. We may be involved in other legal proceedings from time to time. In addition to the related cost, managing and defending arbitration proceedings or litigation can divert our management’s attention. We may also need to pay damages to settle claims with a substantial amount of cash, including in this pending Arbitration. Any of these could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.

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NOTE TRANSACTION

On July 8, 2026 (the “Issuance Date”), we entered into a securities purchase agreement (the “Note Purchase Agreement”) with 3i, pursuant to which the Company agreed to sell, and 3i agreed to purchase, for an aggregate purchase price of $1,500,000.00 (i) a senior convertible note of the Company in the original principal amount of $1,666,666.67 (the “Principal Amount”), which are convertible into Class A ordinary shares, and (ii) warrants to purchase up to 41,086 Class A ordinary shares. The gross proceeds to the Company from the Convertible Note Financing, prior to the payment of legal fees and transaction expenses, were $1,500,000.

The Note was issued with an original issue discount of 10.0% and accrues interest at a rate of 6.0% per annum, subject to certain exceptions. The Note matures on the 12-month anniversary of the Issuance Date, subject to extension (the “Maturity Date”).

The Note is convertible (in whole or in part) at any time prior to the Maturity Date into the number of Class A ordinary shares equal to (x) the sum of (i) the portion of the principal amount to be converted, redeemed, or otherwise with respect to which this determination is being made, (ii) the Make-Whole Amount (as defined in the Note), if any (and without duplication of the interest set forth in (iii)), (iii) all accrued and unpaid interest with respect to such principal amount, and (iv) all accrued and unpaid late charges with respect to the amounts described in (i), (ii) and (iii), if any (collectively, the “Conversion Amount”), divided by (y) a conversion price of $10.75 per share, subject to adjustment (“Conversion Price”) (such Class A ordinary shares issuable upon conversion of the Note, the “Conversion Shares”). At no time may 3i hold or be required to take more than 4.99% (or up to 9.99% at the election of 3i pursuant to the Note) of the outstanding Class A ordinary shares.

Upon the occurrence of an Event of Default, we are required to deliver written notice to 3i within one business day (an “Event of Default Notice”). At any time after the earlier of (a) 3i’s receipt of an Event of Default Notice, and (b) 3i becoming aware of an Event of Default, 3i may (i) require us to redeem all or any portion of its Note at the Event of Default Redemption Price (as defined in the Note) or (ii) convert all or any portion of its Note by delivering a Conversion Notice to us pursuant to the procedure set forth in Section 3(c)(i), at the Event of Default Conversion Price (as defined in the Note). In addition, upon an Event of Default, the Note shall bear interest at a rate of the lesser of (i) 18% per annum or (ii) the maximum legal rate of the then-outstanding principal.

Beginning the earlier of (a) the effective date of the registration statement of which this prospectus is a part and (b) the 90th day following the Issuance Date of the Note, and every month thereafter (each, an “Installment Date”), we shall repay 3i an amount equal to the sum of (i) the principal amount then outstanding under the Note as of such Installment Date (or, in the case of an Installment Date that is not the Maturity Date, 11.1% of the Principal Amount if such amount is lower), (ii) any Acceleration Amount (as defined in the Note) that shall be included pursuant to the terms of the Note, (iii) any Deferral Amount (as defined in the Note) that shall be included pursuant to the terms of the Note, and (iv) in each case of clauses (i) through (iii) above, the sum of any accrued and unpaid interest as of such Installment Date under the Note, if any, accrued and unpaid late charges, if any, and Make-Whole Amount under the Note as of such Installment Date (collectively, the “Installment Amount”).

In connection with a “Change of Control” (as defined in the Note), 3i shall have the right to require us to redeem all or any portion of the Note in cash at a price equal to 110% times the sum of the Conversion Amount being redeemed.

The Note ranks pari passu with all Other Notes (as defined in the Note) and senior to all other Indebtedness of us and our subsidiaries.

The Note is secured by substantially all assets of the Company and its subsidiaries, as evidenced by (i) a security agreement entered into at the closing (the “Security Agreement”), and (ii) a subsidiary guarantee executed by the Company and its subsidiaries, TCX Holdings Ltd and FTE (the “Subsidiary Guarantee”), pursuant to which each of them has jointly and severally agreed to guarantee and act as surety for payment of the Note.

We have also issued warrants to purchase up to 41,086 of our Class A ordinary shares with an exercise price of $10.75 per share, subject to adjustment in accordance with the terms of the Note Warrants. The Note Warrants are currently exercisable until 5:00 p.m. (New York City time) on July 8, 2031.

The 205,428 Class A ordinary shares registered for resale by 3i under this prospectus consist of 164,342 Class A ordinary shares issuable upon conversion of the principal and interest of the Note, inclusive of the Pre-Delivery Shares (as defined in the Note), and 41,086 Class A ordinary shares issuable to 3i upon the exercise of the Note Warrants.

Upon issuance of the Note, 3i may receive up to an aggregate of 57,281 Pre-Delivery Shares at any time upon notice to the Company. If the Company is required to deliver Class A ordinary shares to 3i, whether upon conversion of the Note or otherwise, any Pre-Delivery Shares held by 3i (or its designee) at such time shall apply, on a share for share basis, as available, against each Class A ordinary share required to then be delivered. In the event that 3i (or its designees) holds any Pre-Delivery Shares as of the date that the Note is no longer outstanding (whether following the conversion or redemption, as applicable, of the Note), 3i is obligated to promptly return any such Pre-Delivery Shares to the Company for cancellation.

Registration Rights Agreement

On July 8, 2026, in connection with the entry into the Note Purchase Agreement, we also entered into a registration rights agreement with 3i (the “Note Registration Rights Agreement”), which requires us to file the registration statement of which this prospectus is part.

The Note Purchase Agreement, the Security Agreement, the Subsidiary Guarantee and the Note Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Placement Agency Agreement

The Company engaged Z2 as the Company’s placement agent for the placement (the “Placement”) pursuant to a placement agency agreement between Z2 and the Company (the “Placement Agency Agreement”), dated July 8, 2026. Pursuant to the Placement Agency Agreement and as additional compensation to Z2 in connection with the Placement, the Company issued to Z2 a warrant to purchase 10,466 Class A ordinary shares.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A ordinary shares by the Selling Shareholders.

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DIVIDEND POLICY

We have not previously declared or paid any cash dividends and have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our Class A ordinary shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our board of directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our board of directors may deem relevant.

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CAPITALIZATION

As described elsewhere in this prospectus, all share amounts and per share amounts set forth below have been presented on a retroactive basis to reflect the Reverse Share Split of our outstanding ordinary shares at a ratio of 1:20, which was implemented on August 17, 2026.

The following table sets forth our capitalization as of February 28, 2026:

●	on an actual basis; and

●

on a pro forma as-adjusted basis to reflect the offer and sale by the Selling Shareholders of up to 215,892 of our Class A ordinary shares consisting of: (a) up to 164,342 Class A ordinary shares that we may issue upon the conversion of the Convertible Note, (b) up to 41,086 Class A ordinary shares that we may issue upon the exercise of the Note Warrants and (c) up to 10,466 Class A ordinary shares that we may issue upon the exercise of the Placement Agent Warrant.

You should read the following table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of February 28, 2026
	(S$)	(US$)	(S$)	(US$)
	Actual	Actual	Pro Forma (Unaudited) (1)	Pro Forma (Unaudited) (1)

Cash and cash equivalents and restricted cash	2,375,293	1,879,782	4,970,937	3,933,948
Indebtedness and equity

Indebtedness:
Amount due to director (Current)	11,829	9,361	11,829	9,361
Total indebtedness	11,829	9,361	11,829	9,361

Stockholder’s equity:
Class A ordinary shares, US$0.02 par value, 2,400,000 shares authorized, 1,090,625 shares issued and outstanding as of February 28, 2026; 1,306,517 shares issued and outstanding, pro forma	29,000	22,950	34,456	27,268
Class B ordinary shares, US$0.02 par value, 100,000 shares authorized, 0 share issued and outstanding as of February 28, 2026; 0 share issued and outstanding, pro forma	-	-	-	-
Additional paid in capital	19,461,288	15,401,464	22,051,478	17,451,312
Accumulated deficits	(8,408,228)	(6,654,185)	(8,408,228)	(6,654,185)
Total shareholders’ equity	11,082,060	8,770,229	13,677,706	10,824,395
Total capitalization	11,093,889	8,779,590	13,689,535	10,833,756

Notes:

(1)	The pro forma as adjusted information discussed above is illustrative only. Our pro forma as adjusted capitalization based on the assumption that the Convertible Note is converted in full and that all of the Note Warrants and Placement Agent Warrant are exercised in full, and is subject to adjustment based on the actual conversion of the Convertible Note and exercise of the Note Warrants and Placement Agent Warrant. We will not receive any proceeds from the sale of the Class A ordinary shares by the Selling Shareholders.

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DETERMINATION OF OFFERING PRICE

The Selling Shareholders will offer Class A ordinary shares at the prevailing market prices or privately negotiated price.

The offering price of our Class A ordinary shares by the Selling Shareholders does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our Class A ordinary shares will trade at market prices in excess of the offering price as prices for Class A ordinary shares in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

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MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Our Class A ordinary shares are currently listed on the OTC under the symbol “FTRKD”. The last reported sale price of our Class A ordinary shares on the OTC on August 25, 2026, was $0.10095 per ordinary share.

Holders of Record

As of August 18, 2026, we had approximately 14 holders of record of our Class A ordinary shares and no holder of record of our Class B ordinary shares. Because many of our Class A ordinary shares are held by brokers and other institutions on behalf of shareholders, this number is not indicative of the total number of shareholders represented by these shareholders of record.

Dividends

We have not declared or paid dividends to shareholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.

Issuer Purchases of Equity Securities

None.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition, changes in financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion may contain forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements as a result of many factors, including those factors set forth in “Risk Factors” and the section titled “Cautionary Note Regarding Forward-Looking Statements,” which you should review for a discussion of some of the factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis and elsewhere in this prospectus.

Overview

We are a regional entertainment-focused event management and marketing company based in Singapore that provides a full range of services including experiential marketing, artiste endorsement and management, movie premiere organizations, grand openings and concerts. In addition to our expertise in event and concert management, we offer comprehensive value-added services tailored to meet specific client demands.

We specialize predominantly in the organization and management of large-scale live events and concerts by renowned international artistes in Singapore and the region, and provide agency services for artiste endorsements. We go beyond conventional event management and offer value-added services such as media planning, public relations management, technical production planning, celebrity sourcing, celebrity engagement consultancy and event manpower support, all tailored to the high standards that we set.

We set ourselves apart from other competitors in the industry by providing comprehensive solutions encompassing technical expertise and creative input. This in turn mitigates the risks of operating in any single business segment.

Major Factors Affecting Our Performance

We believe that the major factors affecting the results of our financial results include the following.

Market demand and market penetration

The demand for live and experiential entertainment in regional markets is experiencing strong growth, driven by an increasingly youthful and culturally engaged population. Understanding and aligning with audience preferences is critical to sustained success. Regional nuances, such as language, cultural trends, religious sentiments, and local celebrities, greatly influence event turnout and brand engagement.

Our asset-light business model and extensive network of vendors in these countries and regions allow us to expand to more cities quickly. Our experience ensures that we can adapt to different market demands, reduce overhead costs, and scale our operations efficiently. By leveraging local expertise and resources, we can seamlessly enter new markets, offering high quality events that meet the expectations of diverse audiences.

Competition and differentiation

The regional entertainment and event management landscape is becoming increasingly competitive, with a surge of new entrants and from existing players across both the Live Entertainment and Agency business segments. Our market includes a diverse array of events management companies, each vying for market share in the regions where we operate. This environment demands that companies not only compete on pricing but also on creativity, scale, and the ability to deliver seamless, end-to-end event solutions.

Differentiation is therefore critical to standing out in a crowded market. One of our core competences lies in our ability to provide comprehensive solutions to our customers in respect of the organization and management of an event or concert. Our key management team has vast experience in the organization and management of different kinds and types of events or concerts. As we are well-equipped with the relevant know-how and technical expertise associated with the organization and management of events and concerts, we can capitalize on such expertise and know-how to develop and provide value-added input for our customers. This allows us to provide a service that is customized and tailor made for any event or concert of our customers. We also assist our customers in customizing stage-related items for their event or concert based on specifications provided by our customers.

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Competitive advantage

We believe that a strong competitive advantage significantly impacts the financial performance of our industry. Key competitive advantages typically revolve around a combination of expertise, relationships, and innovation.

We have established a strong network of business relationships with key participants in the entertainment industry within Asia. Our management’s long-standing experience in the industry has enabled us to establish a wide network of personal relationships with artiste managers globally, as well as other professional and technical teams in Singapore and South Korea, leading talent, crew and staff, and other key participants in the event and concert production and promotion industry, which have been crucial to our success. Additionally, we believe that one of the competitive advantages we have over our peers is that about 90% of our connections with artiste management companies are direct connections, while the remaining 10% of our connections are indirect connections through third-party agents.

Results of Operations

The table below sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amounts and as percentages of our total revenue. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the Years Ended
	February 29, 2024	% Rev	February 28, 2025	% Rev	February 28, 2026	% Rev
	S$		S$		S$
Revenue	1,290,951	100.0	1,013,482	100.0	2,147,134	100.0
Cost of revenue	(1,025,516)	(79.4)	(884,883)	(87.3)	(1,320,170)	(61.5)
Gross profit	265,435	20.6	128,599	12.7	826,964	38.5

Depreciation and amortization	-	-	(185)	N.M.	(27,105)	1.3
Sales and marketing expenses	-	-	-	-	(4,619,523)	215.1
Operating lease expenses	(20,987)	1.6	(40,464)	4.0	(76,137)	3.5
General and administrative expenses	(210,899)	16.3	(514,879)	50.8	(2,379,860)	110.8
Total operating expenses	(231,886)	18.0	(555,528)	54.8	(7,102,625)	330.8

Operating income (loss)	33,549	2.6	(426,929)	(42.1)	(6,275,661)	(292.3)

Other (expenses) income, net	(201)	N.M.	(25,521)	(2.5)	172,951	8.1

Net income (loss)	33,348	2.6	(452,450)	(44.6)	(6,102,710)	(284.2)

*N.M.: Not meaningful.

Revenue

We currently generate revenue exclusively from the Agency segment.

For the years ended February 28, 2026 and February 28, 2025, our revenue was approximately S$2.1 million and S$1.0 million respectively, representing an increase of approximately 111.9% primarily due to strategic enhancements to our celebrity agency business, which expanded our service offerings, strengthened client and celebrity partnerships, and enabled larger, multi-phase brand activation campaigns across the region.

For the years ended February 28, 2025 and February 29, 2024, our revenue was approximately S$1.0 million and S$1.3 million respectively, representing a decrease of approximately 21.5% due to the Company took a prudent approach to focus on profitable transactions and timing of revenue recognition in line with business activities.

Cost of Revenue

Our cost of revenue is predominately pertaining to artiste fees, expenses incurred to set up for events and agency consultancy services.

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For the years ended February 28, 2026 and February 28, 2025, our cost of revenue was approximately S$1.3 million and S$0.9 million respectively, representing an increase of approximately 49.2% primarily due to higher expenses associated with executing large-scale, multi-phase brand activation campaigns and expanding our celebrity and influencer partnerships.

For the years ended February 28, 2025 and February 29, 2024, our cost of revenue was approximately S$0.9 million and S$1.0 million respectively, representing a decrease of approximately 13.7%. The lower cost of revenue is in line with the decrease in revenue.

Gross Profit and Gross Margin

Gross profit is total revenue minus total cost of revenue. Gross margin is defined as total gross profit, as a percentage of total revenue.

Our gross profit grew by 543.1% from S$128,599 in 2025 to S$826,964 in 2026. Our gross margin was 12.7% in 2025, as compared to 38.5% in 2026, primarily due to an expanded service offering with higher profit margin, compared to the predominantly agency-based services provided in the prior period.

Our gross profit decreased by 51.6% from S$265,435 in 2024 to S$128,599 in 2025. Our gross margin was 20.6% in 2024, as compared to 12.7% in 2025, primarily due to lower profit margin of agency-based services provided during the year.

Depreciation and amortization

Our depreciation expenses increased to S$27,105 for the year ended February 28, 2026, mainly due to the new office improvements depreciating in 2026.

Sales and Marketing Expenses

Our sales and marketing expenses increased to S$4,619,523 for the year ended February 28, 2026, mainly due to the business and relationship development and marketing to drive business growth throughout Southeast Asia after the IPO.

Operating Lease Expenses

For the years ended February 28, 2026 and February 28, 2025, our operating lease expenses increased by S$35,673, or 88.2% to S$76,137 compared to S$40,464 in 2025. The increase is mainly due to higher rental rate and bigger space following the shift to our new office to accommodate business expansion.

For the years ended February 28, 2025 and February 29, 2024, our operating lease expenses increased by S$19,477, or 92.8% to S$40,464 compared to S$20,987 in 2024. The increase is mainly due to full year impact of operating lease for our office.

General and Administrative Expenses

For the years ended February 28, 2026 and February 28, 2025, our general and administrative expenses increased by 362.2% from S$514,879 in 2025 to S$2,379,860 in 2026. The increase was due to investments in team expansion to support client relationships and brand positioning, as well as one-off professional fees related to the Company’s transition to a public listing.

For the years ended February 28, 2025 and February 29, 2024, our general and administrative expenses increased by 144.1% to S$514,879 compared to S$210,899 in 2024. The increase is mainly due to the increase in headcount and salary costs related as the Company expanded the team to assist in rebuilding and growing the business.

Other Income, Expenses, Gains and Losses

Our interest income, interest expense, and foreign exchange (loss) gain was a net expense of S$25,521 in 2025 compared to net income of S$172,951 in 2026. The higher non-operating income was mainly due to increased interest income and a reduction in interest expense resulting from the full repayment of the Company’s bank loan and working capital loans in 2026.

Our interest income, interest expense, and foreign exchange (loss) gain was a net expense of S$201 in 2024 compared to S$25,521 in 2025. The higher non-operating expense was mainly due to interest incurred for a bank loan and working capital loans obtained from two investors.

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Segment Profitability Metric

We have two reportable segments, namely, Live Entertainment and Agency. The chief operating decision maker (“CODM”), comprising our senior management team, reviews the performance of each segment based on revenue and certain key operating metrics of the operations and uses these results for the purposes of allocating resources to and evaluating the financial performance of each segment.

For the years ending February 28, 2025 and February 28, 2026, we reported revenue exclusively from the Agency segment. We have adopted a cautious approach and focused on developing the business within the Agency segment. This differed from the Live Entertainment segment, which demands significant upfront investment in capital resources before revenue can be generated.

Liquidity and Capital Resources

In assessing the Company’s liquidity, the Company monitors and evaluates its cash and cash equivalent and its operating and capital expenditure commitments.

The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. Cash flow from operations and capital contributions have been utilized to finance the working capital requirements of the Company. For the year ended February 28, 2026, the Company had a net loss of S$6,102,710 and recorded net cash used in operating activities of S$15,825,468. As of February 28, 2026, the Company had S$2,375,293 in cash and cash equivalents. Cash and cash equivalents comprise cash on hand and bank deposits placed with banks which are unrestricted as to withdrawal and use and have original maturities of three months or less.

Based on the above factors, and the proceeds received from the issuance of the Note and the proceeds from the sale of Class A ordinary shares under an ordinary share purchase agreement entered into by and between the Company and Tumim Stone Capital LLC (the “ELOC Purchase Agreement”) concurrently with the Convertible Note, and in consideration of the Company’s business plans and forecasts, management has a reasonable expectation that the Company has sufficient funds to meet its operating and capital expenditure needs and obligations in the next 12 months.

Cash Flows

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Years Ended
	February 29, 2024	February 28, 2025	February 28, 2026
	S$	S$	S$
Net cash (used in) generated from operating activities	(9,517)	428,469	(15,825,468)
Net cash used in investing activity	-	(2,216)	(286,096)
Net cash (used in) generated from financing activities	(39,413)	(161,010)	18,218,421
Net (decrease) increase in cash and cash equivalents	(48,930)	265,243	2,106,857
Cash and cash equivalents, beginning of year	52,123	3,193	268,436
Cash and cash equivalents, end of year	3,193	268,436	2,375,293

Cash Flows from Operating Activities

Net cash used in operating activities in 2026 consisted of S$6.10 million of net losses, a S$0.103 million positive impact from non-cash items, and a S$9.83 million net cash outflow in change of assets and liabilities due to the timing of when amounts came due.

Net cash used in operating activities in 2025 consisted of S$0.45 million of net losses, a S$0.045 million positive impact from non-cash items, and a S$0.84 million net cash inflow in change of assets and liabilities due to the timing of when amounts came due.

Net cash used in operating activities in 2024 consisted of S$0.033 million of net losses, a S$0.097 million positive impact from non-cash items, and a S$0.14 million net cash outflow in change of assets and liabilities due to the timing of when amounts came due.

Cash Flows from Investing Activities

Net cash used in investing activities in 2026 consisted of S$286,096, an increase from S$2,216 in 2025, primarily arising from expenditures for new office improvements and the purchase of office equipment to support the team expansion following our IPO.

Net cash used in investing activities in 2025 consisted of S$2,216, an increase from nil in 2024, primarily arising from the purchase of property and equipment to support the team expansion.

There wasn’t cash used in investing activities in 2024.

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Cash Flows from Financing Activities

Net cash provided by financing activities in 2026 consisted of S$19.2 million in net proceeds from our IPO in May 2025 after IPO-related expenses, S$0.68 million repayment of short-term advances from directors as well as S$0.28 million in repayment of a short-term loan.

Net cash used in financing activities in 2025 consisted of S$0.79 million deferred expenses for IPO, S$0.63 million in net proceeds from a short-term loan and short-term advances from directors.

Net cash used in financing activities in 2024 consisted of S$0.39 million in repayment of a short-term loan and short-term advances from directors.

Contractual Cash Obligations

Our operating lease obligations, including imputed interest, were S$436,404 as of February 28, 2026, of which S$170,436 is payable within the next 12 months. For further information on our leases, refer to “Note 9 – Leases” included in the accompanying notes to our consolidated financial statements.

Critical Accounting Estimates

We prepare our consolidated financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect our reporting of, among other things, assets and liabilities, disclosure of contingent assets and liabilities and revenue and expenses. We regularly evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and other factors that we believe to be relevant under the circumstances. Since our financial reporting process inherently relies on the use of judgments, estimates and assumptions, our actual results could differ from what we expect.

We believe that the following accounting policies reflect the significant judgments, estimates and assumptions used in the preparation of our consolidated financial statements. For additional information, see the disclosure included in “Note 2 – Summary of Significant Accounting Policies” included in the accompanying notes to our consolidated financial statements.

Accounts receivable and allowance for expected credit losses

Accounts receivable mainly represent amounts due from customers that meet the revenue recognition criteria. These accounts receivables are recorded net of any allowance for credit losses and specific customer credit allowances. The Company maintains an allowance for estimated credit losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the Company’s customers’ financial condition, the receivable amount in dispute, and the current receivables aging and current payment patterns, over the contractual life of the receivable. Forward-looking information is also considered in the evaluation of current expected credit losses. The Company writes off the receivable when it is determined to be uncollectible.

Revenue recognition

The Company accounts for its revenue under ASC Topic 606, Revenue from Contracts with Customers. The five-step model defined by ASC Topic 606 requires the Company to:

1.	identify its contracts with customers;
2.	identify its performance obligations under those contracts;
3.	determine the transaction prices of those contracts;
4.	allocate the transaction prices to its performance obligations in those contracts; and
5.	recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

Revenues are recognized when persuasive evidence of an arrangement exists, service has occurred, and all performance obligations have been performed pursuant to the terms of the agreement, the sales price is fixed or determinable and collectability is reasonably assured. Our revenue agreements generally do not include a right of return in relation to the delivered products or services. Depending on the terms of the agreement and the laws that apply to the agreement, control of the services may be transferred over time or at a point in time. Control of the services is transferred over time if our performance:

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-	provides all of the benefits received and consumed simultaneously by the client;
-	creates and enhances an asset that the client controls as the Company performs; or
-	does not create an asset with an alternative use to the Company and the Company has an enforceable right to payment for performance complete to date. If a service obligation is delivered over time, revenue is recognized over the period of the agreement by reference to progress toward complete satisfaction of that service obligation. Otherwise, revenue is recognized at a point in time when service obligation is delivered to the client.

Live entertainment

Live entertainment/concert revenue is generated through one-time or non-recurring projects with existing or new customers. Revenue from artist performance and sponsorship revenue where the Company undertook the role of concert organizer, and which the Company is acting as an agent.

Revenue from live entertainment/concert performances and other special events is recognized when the events take place. Revenue from an one-time event is recognized if (i) persuasive evidence of an arrangement exists; (ii) the event has occurred; (iii) the price is fixed or determinable; and (iv) collectability is reasonably assured.

Revenue from sponsorships associated with event management. Sponsorship advances are deferred until earned pursuant to the sponsorship agreement and are presented as contract liabilities on the statement of financial position. Revenue is recognized at point in time when the Company has fulfilled the performance obligation of the revenue contracts or recognized when services are rendered upon completion of events or services and when the Company has no remaining obligation to perform.

Agency

The Company brokers and supplies artistes to clients, generating revenue from their participation in events, advertisements, and various entertainment content projects. Additionally, the Company offers consultancy services to clients, assisting with event management and providing infrastructure and logistical support. Revenue is recognized when the services are rendered upon completion of the events and when the Company has no remaining obligation to perform.

The advances received from customers related to advance billing to customers based on contract, for which service has yet been completed.

Income taxes

We account for income taxes using the liability method. We determine deferred tax assets and liabilities based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that are in effect in the period in which the differences are expected to reverse. Determining the likelihood that our net deferred tax assets will be realized from future taxable income may require certain judgment. The accounting for deferred tax represents our best estimates of certain future events. We record a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. Changes in estimates, due to unanticipated events or otherwise, could have a material effect on our consolidated financial statements.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in “Note 2 – Summary of Significant Accounting Policies” included in the accompanying notes to our consolidated financial statements.

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BUSINESS

Overview

FTE was incorporated as an exempt private company limited by shares in Singapore on March 8, 2012 and serves as the operating company of our businesses. We are a regional entertainment-focused event management and marketing company that provides a full range of services including experiential marketing, artiste endorsement and management, movie premiere organizations, grand openings and concerts. In addition to our expertise in event and concert management, we offer comprehensive value-added services tailored to meet specific client demands. These include media planning and PR management to boost event visibility, technical production planning for seamless execution of audiovisual requirements, and event manpower support for logistical efficiency. Internally, we handle project management and select media press releases, while sourcing technical support from specialized suppliers across event locations. This integrated approach ensures that we deliver high-quality, customized solutions that meet the diverse needs of our clients, enhancing the success and impact of each event we undertake.

Our Strengths

We believe that we are well-positioned to achieve our strategic goals through several key business strengths, including the following:

We set ourselves apart from other competitors in the industry by providing comprehensive solutions encompassing technical expertise and creative input. This in turn mitigates the risks of operating in any single business segment.

One of our core competences lies in our ability to provide comprehensive solutions to our customers in respect of the organization and management of an event or concert. Our key management team has vast experience in the organization and management of different kinds and types of events or concerts. The exposure that we have in this line of work has allowed us to be proficient in what we do in addition to our technical expertise be it in recognizing issues that may commonly arise in an event or concert, or being able to identify the limitations of a stage or set design.

As we are well-equipped with the relevant know-how and technical expertise associated with the organization and management of events and concerts, we can capitalize on such expertise and know-how to develop and provide value-added input for our customers. This allows us to provide a service that is customized and tailor made for any event or concert of our customers. We also assist our customers in customizing stage-related items for their event or concert based on specifications provided by our customers.

We have proven track record in Live Entertainment and Strategic Brand Activation Ecosystems. We have established a reputation in event management across the Asia Pacific region, anchored by a history of executing high-profile concerts and live engagements with globally recognized celebrities, including Jessica Jung, MINNIE of (G)I-DLE, and TREASURE, as well as highly effective multi-part corporate engagements such as our past work with Serba Wangi in 2025. Moving forward, a core pillar of our growth strategy is the development of a comprehensive brand activation and partnership ecosystem. By acting as the strategic bridge between premier corporate clients and our expanding talent portfolio—which includes global commercial representation for K-pop group KIIRAS and collaborations with prominent international personalities—we design deeply integrated, experience-led marketing campaigns. This synergistic model brings measurable value to our clients’ brand activation efforts while simultaneously providing our artists with an elevated, high-visibility platform for promotion, ultimately cultivating a robust ecosystem where brands, talents, and audiences all mutually benefit.

As one of the few companies in Singapore with specialized expertise in organizing and managing events and concerts, we are confident in our ability to deliver exceptional value to our customers. Our extensive experience and proven track record position us uniquely to handle a wide range of event-related needs, ensuring that every aspect is meticulously planned and executed. Our team possesses in-depth knowledge and hands-on experience across all facets of event management, from conceptualization and planning to execution and post-event analysis. This allows us to anticipate challenges, implement best practices, and ensure a seamless experience for our clients and their guests. We understand that each event is unique, with its own set of requirements and objectives. Our team works closely with our customers to develop customized solutions that align with their vision, goals, and budget. Whether it’s a corporate conference, a large-scale concert, or an intimate private event, we tailor our services to meet specific needs and deliver outstanding results

Our ability to secure such collaborations not only highlights our industry connections but also demonstrates our expertise in creating buzzworthy events that attract both media attention and public interest. Moreover, we believe that having revenue streams from different business segments helps mitigate the risks associated with industry downturns in any one area. Our diversification strategy involves expanding into various facets of the entertainment industry, including Live Entertainment and Agency services. This approach ensures that we are not overly reliant on a single revenue source and can maintain stability even when one segment faces challenges.

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We have a committed and experienced management team with extensive expertise in organization and management.

Mr. Lim Sin Foo, Harris, our Chief Executive Officer, has been involved in the Live Entertainment and Agency business for over 10 years. His long-standing experience in the industry has enabled him to establish a wide network of personal relationships with artiste managers globally, as well as other professional and technical teams in Singapore and South Korea, leading talent, crew and staff, and other key participants in the event and concert production and promotion industry, which have been crucial to our success. Through his relationships, reputation and expertise, we have built a strong foundation, which we believe, positions us to deliver the best services to our customers and to secure events and artistes which are commercially successful.

We have established a strong network of business relationships with key participants in the entertainment industry within Asia.

We believe that our extensive experience and established commercial track record over the years have significantly strengthened our reputation as a premier service provider in the organization and management of events and concerts. Additionally, our role as an agency for the engagement of artistes has further solidified our standing in the industry. Our success is rooted in the quality of our services and the strong, long-term relationships we have built with key stakeholders, including artistes and talent managers, artistes, and staff and crew. Such strong business relationships are critical success factors in the entertainment industry.

Additionally, we believe that one of the competitive advantages we have over our peers is that about 90% of our connections with artiste management companies are direct connections, while the remaining 10% of our connections are indirect connections through third-party agents. We only connect through third-party agents for reasons such as having language barriers in communications, or because we are unfamiliar with the artiste and/or artiste management company. We believe that while third-party agents can offer convenience or specialized expertise, having direct connections with the artiste management companies often provides greater control, efficiency, and opportunities for building strong long-term mutually beneficial relationships.

We have an established overall track record of securing mega events and top artistes.

We believe that our reputation as a premier event and concert organizer and manager in Singapore is well-earned, thanks to our impressive track record of bringing mega acts and renowned artistes to Singapore and the surrounding region. Our history of successfully securing and managing high-profile events has firmly established our brand as synonymous with quality and excellence in the industry

From example, from January 2025 to February 2026, we secured the following events:

●	We promoted a concert by Korean pop star Rain at Resorts World Genting in Malaysia.

●	We facilitated a three-part brand activation marketing campaign for Serba Wangi Sdn. Bhd. (“Serba Wangi”), a Malaysian rice miller and wholesaler producing, packaging, and distributing rice products nationwide, ahead of the launch of three new ecoBrown’s Brice wholegrain rice puffs flavors (Truffle, Himalayan Salt, and Musang King Durian). We partnered with major South Korean multinational talent and entertainment agencies to strategically pair celebrities with Serba Wangi’s younger target demographic to maximize reach and impact. Each new flavor, alongside its Nuuna brand, was showcased through its own dedicated fan engagement event headlined by globally recognized K-pop and entertainment talent.

●	We delivered a strategic celebrity partnership for Dongfeng Singapore’s brand activation campaign for its newest electric vehicle, the Dongfeng 007. Following a detailed analysis of the brand’s identity, vision, and target audience, we identified Jessica Jung as the ideal personality to represent the Dongfeng 007’s spirit of innovation, luxury, and bold design. We managed Jessica’s participation at the public unveiling held at Singapore’s Funan Mall in October 2025, creating an engaging experience that resonated with both local consumers and regional fans. Following the event, we also coordinated Jessica’s media engagements, including a private interview session with select lifestyle and entertainment journalists at the Volt Auto Showroom, to further amplify the campaign’s reach and visibility.

●	We entered into a strategic partnership with CloudX Entertainment (“CloudX”), a hybrid talent management and creative agency, which will include celebrity and influencer partnerships and content creator campaigns across travel, sports, and entertainment.

●	We partnered with Resorts World Sentosa in Singapore to bring Amotti to the resort, in our first corporate social responsibility activation in support of Guide Dogs Singapore Ltd, to celebrate the intersection of wellness, dogs and supporting the visually impaired. Beyond his globally recognized fitness personality, Amotti is a known dog lover whose strong regional presence and charismatic energy helped rally the crowd during a revitalizing sunrise walk.

●	We signed a two-year partnership agreement for the representation and live entertainment rights with Leanbranding, a firm that manages rising K-pop girl group KIIRAS, where will be the official representative of KIIRAS for live entertainment engagements such as, concerts, music festivals, and live show appearances. Through this partnership, we will retain the rights to produce and manage concert tours with Leanbranding for KIIRAS globally, outside of South Korea, Japan and China.

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Our Strategies and Future Plans

Our business strategies for the continued growth of our business are as follows:

Expand our operations both locally and regionally.

We will continue to focus our operations on the organization and management of events and concerts as well as an agency for the engagement of artistes. While most of the concerts and events that we currently organize are being held in Singapore, our goal is to secure more events in neighboring countries where we have existing experience and presence, such as Malaysia, Indonesia and Australia. We recognize the immense potential and growing demand for high-quality entertainment across Southeast Asia. Therefore, we are planning strategic expansions into other countries in the region. This includes exploring opportunities in emerging markets and establishing a presence in new locales to tap into diverse audiences and broaden our impact.

Additionally, we plan to expand into organizing live sports events. This move will leverage our experience in organizing and managing events under our Live Entertainment business segment. It involves meticulous planning, coordination, and execution, similar to what we have successfully done in the past. This expansion aims to diversify our portfolio and tap into new audiences and opportunities in the sports event industry.

We also plan to utilize the experience, expertise, and international business relationships gained from our time in the industry, to organize and manage events and concerts targeting audiences with higher budgets within the region. We believe this will geographically diversify our revenue base.

By securing more concerts and events within the region, we aim to strengthen our bargaining position with suppliers, especially venue owners and artist managers. Increased demand for our services allows us to negotiate better terms and pricing, ensuring more favorable arrangements that benefit both our customers and our business. This strategic approach enhances our operational efficiency and supports our growth objectives in the competitive events management industry.

Expand our access to event and concert venues.

One of our core strengths lies in our ability to offer comprehensive end-to-end solutions for the planning of our customers’ events or concerts. Beyond consultancy services, we excel in facilitating venue arrangements and bookings, as well as managing hospitality and logistics for artistes if needed.

Our ability to seamlessly integrate venue management, logistical support, and celebrity coordination underscores our commitment to delivering tailored solutions that meet both client expectations and strategic objectives. This holistic approach ensures that the events that we organize and manage meets our customers’ needs.

We intend to strengthen our strategic alliances with third parties to expand our business.

As our business grows and we are required to secure and manage new events, concerts and artiste engagement projects, we intend to establish partnerships with more suppliers such as venue owners and artiste managers and overseas industry leaders, in particular tour managers, to enable us to increase our output limits and help us achieve economies of scale and become more cost-efficient.

We will endeavor to enter into long-term agreements with key suppliers to ensure product quality, service quality and price advantages, as well as identify new suppliers according to our project scale and matching the right projects with the right suppliers based on our evaluation.

We will also carry out forward planning and forecast with our sub-contractors and endeavor to lock in long-term agreements with our sub-contractors. This will help ensure that the quality of work of the sub-contractors will be in accordance with our standards. Similar to suppliers, we will also match the right projects with the right sub-contractors as each sub-contractor may have different skillset and/or offerings.

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As part of our expansion plan, we are identifying new markets for our business and have been in touch with overseas industry leaders to better understand the needs and requirements of projects outside of Singapore. Any expansion of our business outside of Singapore will largely depend on whether our in-house capabilities are able to meet the project expectations and requirements.

We intend to establish strategic collaborations to expand our revenue streams across multiple channels.

We intend to pursue strategic collaborations with industry participants to promote artists across Southeast Asia through both online and offline initiatives. These collaborations may include the development of original digital content, creator collaborations, and social-first campaigns, as well as live showcases, regional tours, and physical entertainment events designed to expand artists’ reach, strengthen audience engagement, and create new commercial opportunities.

We plan to evaluate opportunities to enter into longer-term commercial arrangements, including joint ventures and partnerships, where appropriate, and to expand our artist representation, intellectual property, and entertainment offerings. We believe these initiatives will diversify our revenue sources and support our long-term growth strategy.

Our Main Business Activities

We specialize predominantly in the organization and management of large-scale live events and concerts featuring renowned international artistes in Singapore and the broader region. In addition to these core services, we also provide agency services for artist endorsements.

We go beyond conventional event management and offer value-added services such as media planning, public relations management, technical production planning, celebrity sourcing, celebrity engagement consultancy and event manpower support, all tailored to the high standards that we set.

We provide these services in two main segments of our business: (i) Live Entertainment, and (ii) Agency. The characteristics of each of the segment are set out below:

Live Entertainment

A major component of our business is the organization and management of concerts and events through our Live Entertainment business segment. Under this business segment, we take charge of the overall planning and managing of concerts and events. This includes:

●	working with artiste management companies and/or concert tour management companies to assess the suitability of different venues and coordinate artistes’ availability;

●	handling ticketing matters for the concerts and events;

●	sales of concert merchandises, through the provision of manpower and logistics arrangement;

●	marketing and promotion of the concerts and events; and

●	coordinating with and/or assisting the artiste management companies with the appointment of the third party service providers (such as venue owners or managers) and suppliers in all matters pertaining to the concert and event.

We build and maintain good working relationships with artistes, artiste managers, artiste management companies and artiste agents. Fostering such relationships enables us to secure top artistes and the best concerts and events from all over the world. By fostering trust and collaboration, we enhance our ability to deliver high-quality and memorable experiences for our clients and audiences.

When artiste management companies sell to us rights to stage and organize concerts for their artistes, we occasionally sell such rights to other third party organizers by entering into back-to-back arrangements with the artiste management companies and the third party organizers.

Additionally, we maintain close partnerships with venue managers and owners, recognizing venues as pivotal to successful concerts and events. Our goal is to cultivate mutually beneficial relationships with venue stakeholders. Venue owners seek optimal utilization of their spaces, while we aim to consistently meet the venue preferences of artist management companies and managers. This collaborative approach ensures seamless event execution and enhances our ability to deliver exceptional experiences to both artistes and audiences alike.

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Over the years, we have delivered consistently good services to artiste management companies in the promotion of their artistes’ concerts and events, and we have built a reputation and a track record for being the preferred partner for the promotion of concerts and events for well-known artistes.

Looking ahead, we are establishing more partnerships with industry partners to create more live entertainment projects that will cater to the needs of different audiences. While doing so, we are also diversifying our operations to go beyond one-off events and instead build and acquire ownership rights of the intellectual property of the names and brands of the projects we are embarking on.

Agency

In our agency business segment, we specialize in facilitating engagements for celebrities, acting as an intermediary between companies seeking to promote their products or services and the celebrities who endorse them or make appearances.

With over a decade of experience in the industry, specializing in celebrity-backed events and concerts, we have forged strong connections and maintain excellent relationships with artist management companies and talent agencies. These relationships enable us to consistently deliver high-quality events and provide valuable opportunities for brand promotion through celebrity endorsements and appearances.

We have developed direct connections with some of the biggest talents and artistes management companies across Asia. Our experiences enabled us to understand the challenges associated with getting in touch and working with artistes management companies and/or artistes agencies.

We identify companies or brands that are interested in promoting their products through celebrity endorsements. This could be anything from consumer goods to luxury items, services, or even social causes. We maintain a list of artistes, celebrities, influencers, or personalities that we have worked with before, and who are willing to endorse products or services. These individuals are chosen based on their popularity, relevance to the target audience, and alignment with the brand values.

We negotiate endorsement deals between our customers and the chosen artiste. This involves discussing terms such as the duration of the endorsement, the scope of promotional activities, compensation for the artiste, usage rights, and any exclusivity clauses. Once the deal is finalized, we organize and manage the execution of the endorsement campaign. This may include coordinating photo shoots, video shoots, public appearances, social media posts, and other promotional activities featuring the artist and the endorsed product or service.

We ensure that the artiste’s image and messaging align with the Company or brand’s positioning and marketing objectives. This may involve providing guidance to the artiste on how to best represent the Company or brand while maintaining authenticity and credibility. Throughout the endorsement period, we monitor the performance of the campaign, gather feedback, track engagement metrics, and assess the impact on brand awareness, perception, and sales.

Essentially, we serve as a liaison between our customers and the artistes, managing communications, resolving any issues that may arise, and ensuring that both parties fulfill their obligations under the contract. Overall, we facilitate partnerships between brands and artistes, leveraging the influence and appeal of celebrities to enhance brand visibility, credibility, and market reach.

We are committed to achieving organic growth by increasing our business revenue and expanding into the Southeast Asian region. We recognize the importance of continuous relationship building in our B2B business model, we are expanding our sales and partnership team. This expansion is aimed at strengthening our presence in Southeast Asia by focusing on establishing and nurturing relationships with new clients and partners. By enhancing our team’s capabilities, we aim to foster long-term collaborations and seize growth opportunities in this dynamic market. This dual approach of strategic expansion into Southeast Asia and bolstering our sales and partnership team underscores our commitment to expanding our footprint and enhancing our service offerings in the region.

Strategic Ecosystem Development and Brand Activation Partnerships

As we look to the future, a central component of our growth strategy is the convergence of our Live Entertainment and Agency business segments to create a comprehensive, mutually beneficial promotional ecosystem. By strategically bridging our high-profile event management capabilities with our talent agency operations, we are transitioning from standalone service offerings into an integrated marketing and brand activation platform. This ecosystem is designed to deliver compound value to all stakeholders. For our corporate clients and brand partners, it offers deeply immersive, talent-led experiential marketing campaigns that drive measurable audience engagement. Simultaneously, this model provides our roster of artists and global talent with elevated, high-visibility promotional platforms through strategic partnerships with strong media outlets and established brands. By leveraging these synergies, we intend to cultivate a robust, multi-sided network where talents amplify brand narratives, brands underwrite expanded reach for artists, and media partners benefit from exclusive, high-quality entertainment content, ultimately driving sustained revenue growth across our integrated segments.

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Competition

As far as our management and Directors are aware, we are the only established group that combines expertise as a live events organizer and celebrity engagement agency. Furthermore, based on our assessment, there are no significant competitors in Singapore that mirror our comprehensive profile and capabilities within the industry. This distinctive positioning allows us to offer unparalleled services and cater to diverse client needs in both event management and celebrity endorsements effectively.

However, we still operate within a competitive landscape where we face competition from existing players and potential new entrants across both the Live Entertainment and Agency business segments. Our market includes a diverse array of events management companies, each vying for market share in the regions where we operate. Our directors emphasize that establishing strong relationships with artistes and their managers, coupled with a proven track record of successful events and concerts, are critical to earning and maintaining customer trust and confidence. These factors are believed to be fundamental to our success in the industry. Moreover, our directors perceive barriers to entry into both the Live Entertainment and Agency sectors as relatively high. These barriers are attributed to the complexity of managing events, the need for substantial industry expertise, and the importance of building and maintaining relationships with key stakeholders, including artistes, managers, and clients. Our focus remains on leveraging these strengths to navigate and excel in this competitive environment, ensuring continued growth and success in our industry segments.

Marketing

Our overall marketing and business development activity is headed by our Chief Executive Officer, Mr. Lim Sin Foo, Harris. He leads our marketing strategies which are focused at promoting awareness of the services that we provide and our brand name.

We market our services and brand through the following means:

●	Providing top notch services to our customers’ satisfaction

We procure events and concerts from our return customers, who are mainly brands, artiste management companies and tour management companies who have engaged us for the organization and/or management of their artistes’ concerts, as well as event venue owners. Hence, it is important for us to provide top notch services that satisfy the demands and expectations of our customers so that they will return to us in the future.

●	Referrals

Our approach to our business, which aims to add value to our customers, as well as our established track record, has cultivated strong brand loyalty and goodwill. Our customers may routinely refer new business to us through “word of mouth”, and referred customers have confidence in our services. We will continue to cultivate brand loyalty and goodwill amongst our existing customers by fostering long-term relationships with them. We may also occasionally be required to pay a referral fee to secure a particular project.

●	Corporate website

Our corporate website details our services and a list of the events and concerts that we have organized. Our corporate website is also an avenue for us to showcase our brand and track record of securing rights to organize and/or manage the concerts or events by renowned artistes and famous acts to a wider audience.

●	Collaboration with music labels and broadcasting networks

Part of our marketing efforts also lies in the collaboration with music labels and broadcasting networks. Our collaboration with music labels and broadcasting network allows us to capitalize on the network and contacts and to expand our reach to a wider network of customers which may not be limited to recording artistes or celebrities. The collaboration with music labels and broadcasting networks creates opportunities for us to provide our services and expertise to a new group of customers who are keen on holding large scale concerts, celebrity endorsement, celebrity appearances and other special events that require celebrities for publicity.

Major Customers

For the years ended February 28, 2026 and February 28, 2025, our major customers are as follows:

Customers	February 28, 2026		February 28, 2025
	Revenue (S$)%		Revenue (S$)%
Customer A	1,822,127	85	-	-
Customer B	323,044	15	-	-
Customer C	-	-	610,585	60
Customer D	-	-	370,000	37

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Due to the nature of our business, a particular customer may have only one (1) or two (2) events in a year and may represent a significant proportion of our total revenue for the year if the contract sum is significant. As at the Latest Practicable Date, our business and profitability are not materially dependent on any industrial, commercial or financial contract, including a contract with a customer.

Our directors are of the opinion that we do not depend on any single customer or any particular contract with any customer. This is due to the nature of our business, as our customers for the Live Entertainment segment are end consumers (i.e. concert ticket buyers) and our customers for the Agency segment vary depending on the events and concerts. To the best of their knowledge and belief, our directors are not aware of any information or arrangement which would lead to a cessation or termination of our current relationship with any customer.

None of our directors or substantial shareholders and their associates has any interest, direct or indirect, in any of our major customers.

Due to the nature of our business, our portfolio of major customers may vary from year to year as our customers may only be holding one or two events and/or concerts in a year and such events and/or concerts may not be held on a regular basis. Additionally, while we may have been engaged to organize and/or manage a particular event or concert which is held on an annual basis, we may choose not to continue to take on such projects or we may not be engaged by our customers for the event or concerts to be held in subsequent years.

Major Suppliers and Subcontractors

With respect to the engagement of suppliers and subcontractors, we have established an Approved Vendor List (“AVL”) for vendors from whom we regularly purchase goods and services. Before vendors are selected for the AVL, we will first conduct business checks and background verification searches on these entities before final approval is given by the relevant key management personnel. The key selection criteria for selecting vendors for inclusion in the AVL include their financial condition, the expertise of their staff, the reputation of their company, the quality of their products and/or services and their timeliness.

While purchases made from vendors in the AVL are exempted from price comparison requirements, such vendors are subject to an annual review of their quality and cost. For vendors outside of the AVL, and where the purchases are for an amount of S$20,000 and above, we will obtain three (3) quotations for the purposes of price comparison and evaluation. If less than three quotations are obtained, or if the lowest-priced quotation is not selected, the justification for selecting the eventual vendor shall be documented on the purchase order or quotation. For purchases of fixed assets, a ‘Fixed Asset Form’ or ‘Asset Purchase Requisition Form’ must be raised and subsequently approved by authorized individuals depending on the purpose of such fixed assets. Furthermore, all purchase orders or purchase agreements shall be signed and approved by authorized individuals, in accordance with the authority delegated for the approval of purchases.

Where a supplier and/or subcontractor is a related party, such vendor will not be eligible for inclusion in the AVL, and all transactions with such vendor will be subject to the above procedures applicable to vendors outside of the AVL, including a review by our Audit Committee.

Our major purchases include payments made to venue owners for the use of venue, ticketing agents that provide us with ticketing services and talent or artiste management agencies that supply us with the artistes for the events or concerts that we organize or manage. The foregoing payments vary for each event or concert. As such, our major suppliers vary from year to year.

Talent or artiste management agencies is a key cost component of our projects. For the years ended February 28, 2026 and February 28, 2025, we derived a significant portion of our expenses from the following key supplier and/or subcontractors:

Suppliers/Contractors	February 28, 2026		February 28, 2025
	Expenses (S$)%		Expenses (S$)%
Vendor A	361,903	27	-	-
Vendor B	322,003	24	-	-
Vendor C	266,548	20	-	-
Vendor D	256,980	20	-	-
Vendor E	-	-	782,237	90

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The payments to these suppliers/contractors were mainly for event related expenses, including artistes related expense, venue set-up expenses, celebrity related events and personnel hire expenses. Due to the nature of our business, our portfolio of major suppliers may vary from year to year as we may hold our concerts and/or events at many different concert venues, depending on the capacity, in Singapore such as Singapore Indoor Stadium and The Star Performing Arts Centre as well as different artistes management companies and music labels that hold the rights to each performing artistes concert tours.

Our Directors are of the opinion that we do not depend on any particular supplier, as the Company believes alternative suppliers for event related supplies are readily available. To the best of their knowledge and belief, our Directors are not aware of any information or arrangement which would lead to a cessation or termination of our current relationships with any supplier.

None of our directors or substantial shareholders and their associates has any interest, direct or indirect, in any of our major suppliers.

Employees

As of February 28, 2026, we had a workforce of ten individuals, who were mostly located in our Singapore office. The following table sets forth a breakdown of employees categorized by function as at the date of this prospectus:

	Number of Employees	Percentage
Director	2	20%
Finance and administration	2	20%
Operations and partnership	2	20%
Sales and marketing	4	40%
Total	10	100.0%

We do not have any formal training sessions for our employees as we mostly work based on our standard operating procedures. Notwithstanding the foregoing, our employees will undergo in-house orientation to familiarize them with our equipment, policies and procedures. On-the-job training is provided to new employees to equip them with the necessary working knowledge and practical skills to perform their tasks.

We selectively send our employees for travel overseas to:

●	meet with celebrities and their management team to deepen business relationships;

●	attend concerts in different countries as well as live entertainment acts (by invitation from the event organizers and/or tickets paid by the event organizers) which are organized by our partners and industry counterparts for additional insight and information on specific projects; and

●	visiting various agencies and PR firms regionally to understand the latest industry updates and know-how.

Attendance at such events enables our staff to gain industry-specific know-how and insight, keep themselves informed of the latest developments in technology and in the live entertainment industry, and form new business relationships from meeting and interacting with others in our industry.

Licenses

We are only required to apply for and obtain the necessary licenses on a per project basis (i.e. based on the events or concerts that we organize or manage for our customers). For example, in Singapore, we may need to apply for a license from the Composers and Authors Society of Singapore Ltd (COMPASS) for the Public Performance of Musical and Lyrical works in a song or music. A song or music usually has several rights owned by different copyright owners tied into it, namely: The composer will compose the melody, of which the copyright may belong to the composer. For some events which we may organize in Malaysia, we are also required to obtain licenses and/or permits from the relevant government authorities and/or agencies in Malaysia (as the case may be). As at the Latest Practicable Date, we have obtained the necessary licenses required for our operations and, to the best of our knowledge, have not been in breach of any rules and/or regulations with respect to such licenses in the past.

Insurance

We have limited liability insurance coverage for our business operations. We maintain general commercial all risks and business interruption insurance, medical and work injury compensation insurance for our employees, and commercial automobile insurance. We believe that our insurance coverage is in line with industry standards and are adequate to cover our key assets, facilities and liabilities.

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Facilities

We do not own any real property. Our headquarters are located in Singapore at 600 North Bridge Road, Parkview Square #24-01 Singapore 188778, where we lease a 1518 square-feet office space pursuant to a lease agreement between FTE and Chyau Fwu Development (Singapore) Pte Ltd. The lease agreement is for a period of three years, which commenced on November 25, 2025 and expires on November 24, 2028.

Legal Proceedings

As at February 28, 2026, we were not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash-flow or results of operations.

On June 26, 2026, we received a notice of arbitration in the Singapore International Arbitration Centre by Haodong Yang (the “Claimant”), relating to a dispute pursuant to a loan agreement between the Claimant, our CEO Harris Lim, and the Company. At this preliminary stage, it is not possible to assess the chances of the Claimant’s claim and the outcome of the arbitration proceeding, and we are unable to reasonably estimate the possible loss, if any, associated with the matter.

We may from time to time become a party to various other legal or administrative proceedings arising in the ordinary course of business.

Regulations

As our material business operations are conducted in Singapore, we are subject to the relevant laws and regulations of Singapore and may be affected by policies which may be introduced by the Singaporean government from time to time. We have identified the main laws and regulations (apart from those pertaining to general business requirements) that materially affect our operations below. However, we believe that we comply with all these laws and regulations, and therefore none of them have materially affected the Company or operations in the past.

As of the date of this prospectus, our Directors believe that we are not in breach of any laws or regulations applicable to our business operations that would materially affect our business operations, and our Group is in compliance with all the applicable laws and regulations that are material to our business operations. The Group may be subject to certain fines/penalties arising from its ordinary course of business from time to time.

Singapore

Workplace Safety and Health Act

The Workplace Safety and Health Act 2006 of Singapore (the “WSHA”) is the principal legislation governing the safety, health and welfare of persons at work in workplaces. Among other things, the WSHA imposes a duty on every employer and every principal (which would include us) to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees, and any contractor, any direct or indirect subcontractor, and any employee employed by such contractor or subcontractor, when at work.

The general penalties for non-compliance with the WSHA include the imposition of fines up to the amount of S$500,000 in the case of a body corporate. Further or other penalties may apply in the case of repeat offences or specific offences under the WSHA or its subsidiary legislation.

Employment Act

The Employment Act 1968 of Singapore, or the Singapore EA, sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees. With effect from 1 April 2019, the Singapore EA extends to all employees, including persons employed in managerial or executive positions, with certain exceptions.

The Singapore EA prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing; and (v) statutory maternity leave and childcare leave benefits. In addition, certain statutory protections relating to overtime and hours of work are prescribed under the Singapore EA, but only apply to limited categories of employees, such as an employee (other than a workman) who is not employed in a managerial or executive position and who receives a salary of up to S$2,600 a month (“relevant employee”). Section 38(8) of the Singapore EA provides that a relevant employee is not allowed to work for more than 12 hours in any one day except in specified circumstances, such as where the work is essential to the life of the community, defense or security. In addition, section 38(5) of the Singapore EA limits the extent of overtime work that a relevant employee can perform, to 72 hours a month.

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Other employment-related benefits which are prescribed by law include (i) contributions to be made by an employer to the Central Provident Fund, under the Central Provident Fund Act 1953 of Singapore in respect of each employee who is a citizen or permanent resident of Singapore; (ii) the provision of statutory maternity, paternity, childcare, adoption, unpaid infant care and shared parental leave benefits (in each case subject to the fulfilment of certain eligibility criteria) under the Child Development Co-savings Act 2001 of Singapore; (iii) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993 of Singapore; and (iv) statutory requirements relating to work injury compensation, and workplace safety and health, under the Work Injury Compensation Act 2019 of Singapore and the Workplace Safety and Health Act 2006 of Singapore, respectively.

Central Provident Fund Act

The Central Provident Fund (“CPF”) system is a mandatory social security savings scheme funded by contributions from employers and employees. Pursuant to the Central Provident Fund Act 1953 of Singapore (“CPFA”), an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer (save for employees who are employed as a master, a seaman or an apprentice in any vessel, subject to an exception for non-exempted owners). CPF contributions are not applicable for foreigners who hold employment passes, S passes or work permits. CPF contributions are required for both ordinary wages and additional wages (subject to an ordinary wage ceiling and a yearly additional wage ceiling) of employees at the applicable prescribed rates which is dependent on, among other things, the amount of monthly wages and the age of the employee. An employer must pay both the employer’s and employee’s share of the monthly CPF contribution. However, an employer can recover the employee’s share of CPF contributions by deducting it from their wages when the contributions are paid for that month.

Where the amount of the contributions which an employer is liable to pay under the CPFA in respect of any month is not paid within such period as may be prescribed, the employer shall be liable for the payment of interest on the amount for every day the amount remains unpaid commencing from the first day of the month succeeding the month in respect of which the amount is payable and the interest shall be calculated at the rate of 1.5% per month or the sum of S$5, whichever is greater. Where any employer who has recovered any amount from the monthly wages of an employee in accordance with the CPFA fails to pay the contributions to the CPF within such time as may be prescribed, he will be guilty of an offense and will be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding seven years or both. Where an offense has been committed under the CPFA but there are no penalties provided, the offender may be liable for a fine not exceeding S$5,000 or imprisonment for a term not exceeding six months or both, and where the offense is repeated by the same offender, the offender may be liable for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

Personal Data Protection Act 2012

Data Protection Obligations

The Personal Data Protection Act 2012 of Singapore (“PDPA”) establishes the baseline regime for the protection of personal data in Singapore. The PDPA applies to all organizations that collect, use, disclose, and/or process personal data. The PDPA is administered and enforced by the Personal Data Protection Commission (“PDPC”). In this regard, “personal data” as defined under the PDPA refers to data, whether true or not, about an individual who can be identified from that data or other information to which the organization has or is likely to have access to.

An organization is required to comply with, amongst other things, the data protection obligations prescribed by the PDPA, which may be summarized as follows:

(a) Consent obligation – the consent of individuals must be obtained before collecting, using, disclosing and/or processing their personal data, unless an exception applies. Additionally, an organization must allow the withdrawal of consent by an individual which has been given or is deemed to have been given;

(b) Purpose limitation obligation – personal data must be collected, used, disclosed, and/or processed only for purposes that a reasonable person would consider appropriate in the circumstances, and if applicable, have been notified to the individual concerned;

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(c) Notification obligation – individuals must be notified of the purposes for the collection, use, disclosure, and/or processing of their personal data, prior to such collection, use, disclosure, and/or processing;

(d) Access and correction obligations – when requested by an individual and unless an exception applies, an organization must: (i) provide that individual with access to his personal data in the possession or under the control of the organization and information about the ways in which his personal data may have been used or disclosed during the past year, and/or (ii) correct an error or omission in his personal data that is in the possession or under the control of the organization;

(e) Accuracy obligation – an organization must make reasonable efforts to ensure that personal data collected by or on its behalf is accurate and complete if such data is likely to be used by the organization to make a decision affecting the individual to whom the personal data relates or if such data is likely to be disclosed to another organization;

(f) Protection obligation – an organization must implement reasonable security arrangements to protect personal data in its possession or under its control from (i) unauthorized access, collection, use, disclosure, copying, modification, disposal or similar risks, and (ii) the loss of any storage medium or device on which personal data is stored;

(g) Retention limitation obligation – an organization must anonymize or must not keep personal data for longer than it is necessary to fulfill; (i) the purposes for which it was collected, or (ii) a legal or business purpose;

(h) Transfer limitation obligation – personal data must not be transferred out of Singapore except in accordance with the requirements prescribed under the PDPA. In this regard, an organization must ensure that the recipient of the personal data in that country outside Singapore is bound by legally enforceable obligations to provide the transferred personal data a standard of protection that is at least comparable to the protection under the PDPA;

(i) Accountability obligation – an organization must implement the necessary policies and procedures in order to meet its obligations under the PDPA, communicate and inform their staff about these policies and procedures, as well as make information of such policies and procedures available on request. In addition, an organization must develop a process to receive and respond to data-related complaints, and must designate at least one individual as the data protection officer to oversee the organization’s compliance with the PDPA;

(j) Data breach notification obligation - an organization must notify the PDPC and/or the affected individuals if it has suffered a data breach that meets the notification thresholds prescribed under the PDPA (i.e. the data breach is or is likely to be of significant scale, or has caused or is likely to cause significant harm to the affected individuals). The organization is expected to expeditiously assess the severity of the breach, and the timeline to notify the PDPC is 3 calendar days of the organization assessing that a notification threshold has been met; and

(k) Data portability obligation – the data portability obligation (which is not yet in force as at the date of this prospectus) grants individuals with an existing direct relationship with an organization the right to request for a copy of their personal data to be transmitted in a commonly used machine-readable format to another organization which has a business presence in Singapore. The exact scope and applicability of this right will be delineated by the relevant regulations and guidelines to be published by the PDPC.

The maximum financial penalty that can be imposed on organizations is S$1 million, or 10% of the organization’s annual turnover in Singapore, whichever is higher. The severity of the penalties will be assessed based on, amongst other things, the amount of personal data involved, and the degree of harm caused to individuals.

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MANAGEMENT

Directors and Senior Management

The following table sets forth information regarding our Directors and Executive Officers as at the date of this prospectus.

Name	Age	Position
Lim Sin Foo, Harris	37	Chief Executive Officer and Director
Low Jiayi	39	Chief Operation Officer and Director
Yip Wai Foong	39	Chief Financial Officer
Quek Huay Min	48	Independent Director
Ong Sie Hou, Raymond	55	Independent Director
Robert Ng Sun	61	Independent Director

The business and working experience and areas of responsibility of our Directors and Executive Officers are set out below:

Mr. Lim Sin Foo, Harris has been our Chief Executive Officer and a Director of the Company since May 31, 2024. Mr. Lim has been director of FTE since March 2012, and is responsible for our Group’s overall direction. Mr. Lim has also been the director of Fast Track Events Sdn Bhd from July 12, 2016 to July 5, 2023. Mr. Lim has over 15 years of experience in the Events management industry. Mr. Lim obtained a Diploma in Tourism & Resort Management from Ngee Ann Polytechnic in 2009. We believe Mr. Lim is well qualified to serve on our board of directors based on his extensive operating and management experience and knowledge within our industry.

Ms. Low Jiayi has been our Chief Operation Officer since May 2024 and has been a Director of the Company since November 29, 2024. As our Chief Operation Officer, Ms. Low is responsible for the overall strategic direction and development of our Company. Ms. Low has 10 years of experience in event industry. From June 2021 to October 2023, Ms. Low served as an assistant to a Director in SeaMoney at Shopee Singapore Pte Ltd, responsible for administrative matters. From June 2013 to May 2021, Ms. Low served as our Company’s operations manager, responsible to ensure smooth execution of events. Ms. Low obtained her Bachelor’s Degree in Communication and Psychology from Upper Iowa University in 2010. We believe Ms. Low is well qualified to serve on our board of directors based on her extensive operating and management experience and knowledge within our industry.

Mr. Yip Wai Foong has been our Chief Financial Officer since August 2025, responsible for the financial reporting, corporate services and compliance of our Company. Mr. Yip has over 15 years of financial experience across industries. From September 2023 to August 2025, Mr. Yip served as the Audit Director at W.P Yip & Co, leading and overseeing statutory audits for companies. From July 2018 to August 2023, Mr. Yip was a Senior Commercial Manager of WPP Media. Mr. Yip also worked as the Head of Finance at RedTix (AirAsia Group) from March 2018 to June 2018. Mr. Yip holds a Bachelor of Science in Applied Accounting from Oxford Brookes University and is a Fellow of the Association of Chartered Certified Accountants (FCCA).

Ms. Quek Huay Min (alias, Guo Huimin) has been an independent director of the Company since November 29, 2024. Since September 2004 till now, Ms. Quek has been working at DBS Bank. She was promoted to vice president in 2008, team lead in 2011 and senior vice president in 2018. From July 2001 to September 2004, Ms. Quek was the relationship manager at OCBC Bank, responsible for managing a portfolio of small to medium size customers. Ms. Quek obtained her Bachelor’s Degree in Business from Nanyang Technological University in 2001.

Mr. Ong Sie Hou, Raymond has been an independent director of the Company since November 29, 2024. Since 2010 till now, Mr. Ong has been a partner at CTLC Law Corporation. From 2002 to 2010, Mr. Ong was the partner at Rajah & Tann. From 1998 to 2002, Mr. Ong was the partner at Colin Ng & Partners/White & Case. He obtained his Bachelor’s Degree in Law from the National University of Singapore in 1995.

Mr. Robert Ng Sun has been an independent director of the Company since November 29, 2024. Since 1998 till now, Mr. Ng has been the principal of RNS & Associates, responsible for providing consultancy in civil and structural engineering works. Since 2003 till now, Mr. Ng has been the principal of RNS Design & Engineering, responsible for providing consultancy in civil and structural engineering works. Since 2012 till now, Mr. Ng has been the principal of RNS Consultants Pte Ltd, responsible for providing consultancy in civil and structural engineering works. Mr. Ng graduated from the National University of Singapore with a degree of Bachelor in Engineering (Civil) in 1990 and Master of Science in Civil Engineering in 2001.

Family Relationships

Except as disclosed above, none of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

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Compensation

For the years ended February 28, 2026 and February 28, 2025, we paid an aggregate of approximately S$832,433 and S$348,516 respectively, in cash and benefits in-kind granted to or accrued on behalf of all of our Directors and members of senior management for their services, in all capacities.

Board Practices

Our board of directors consists of five Directors, three of whom are independent Directors. A director is not required to hold any shares in our Company to qualify to serve as a director. The Corporate Governance Rules of the Nasdaq generally require that a majority of an issuer’s board of directors must consist of independent directors, and our board of directors shall have three directors who are “independent directors” as defined under the Nasdaq rules. The full board of directors exercises oversight on the Company’s cybersecurity and data management matters, including with respect to cybersecurity risks. These topics are raised by the Board once every year.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee under our board of directors. We have adopted a charter for each of the three committees upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 (File No. 333- 286542) originally filed with the SEC on April 14, 2025, as amended. Each committee’s members and functions are described below.

Our Audit Committee consists of our three independent Directors, and is chaired by Ms. Quek Huay Min. We have determined that each member of our Audit Committee satisfies the requirements of Section 303A of the Corporate Governance Rules/ Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meets the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Ms. Quek Huay Min qualifies as an “audit committee financial expert.” The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The Audit Committee is responsible for, among other things:

●	reviewing and recommending to our board for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

●	approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

●	reviewing with the Independent Registered Public Accounting Firm any audit problems or difficulties and management’s response;

●	discussing with our independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the Independent Registered Public Accounting Firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

●	establishing and overseeing procedures for the handling of complaints and whistleblowing; and

●	meeting separately and periodically with management and the Independent Registered Public Accounting Firm.

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Compensation Committee

Our Compensation Committee consists of our three independent Directors, and is chaired by Mr. Robert Ng Sun. We have determined that each member of our Compensation Committee satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. Our Compensation Committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our Directors and Executive Officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. Our Compensation Committee is responsible for, among other things:

●	overseeing the development and implementation of compensation programs in consultation with our management;

●	at least annually, reviewing and approving, or recommending to the board for its approval, the compensation for our Executive Officers;

●	at least annually, reviewing and recommending to the board for determination with respect to the compensation of our directors;

●	at least annually, reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements;

●	reviewing Executive Officer and director indemnification and insurance matters; and

●	overseeing our regulatory compliance with respect to compensation matters, including our policies on restrictions on compensation plans and loans to Directors and Executive Officers.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of our three independent Directors, and is chaired by Mr. Ong Sie Hou, Raymond. We have determined that each member of our Nominating and Corporate Governance Committee satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our Directors and in determining the composition of the Board and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	recommending nominees to the Board for election or re-election to the Board, or for appointment to fill any vacancy on the Board;

●	reviewing annually with the Board the current composition of the Board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

●	developing and recommending to our Board such policies and procedures with respect to nomination or appointment of members of our Board and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or Nasdaq rules, or otherwise considered desirable and appropriate;

●	selecting and recommending to the Board the names of Directors to serve as members of the Audit Committee and the Compensation Committee, as well as of the Nominating and Corporate Governance Committee itself; and

●	evaluating the performance and effectiveness of the Board as a whole.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to Directors and officers. Although we will require Board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

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●	Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent Directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an Audit Committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our Shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Clawback Policy

Our board of directors have adopted a clawback policy (the “Clawback Policy”) permitting the Company to seek the recoupment of incentive compensation received by any of the Company’s current and former executive officers (as determined by the board in accordance with Section 10D of the Exchange Act and the applicable stock exchange rules) and such other senior executives/employees who may from time to time be deemed subject to the Clawback Policy by the board (collectively, the “Covered Executives”). The amount to be recovered will be the excess of the incentive compensation paid to the Covered Executive based on the erroneous data over the incentive compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the board. If the board cannot determine the amount of excess incentive compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement.

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PRINCIPAL SHAREHOLDERS

Based solely upon information made available to us, the following table sets forth information as of the date of this prospectus regarding the beneficial ownership of our ordinary shares:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

●	each of our named executive officers and directors; and

●	all our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 1,115,726 Class A ordinary shares outstanding and no Class B ordinary share outstanding as of August 18, 2026.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of the date of this prospectus are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

The business address of each holder listed below, except as otherwise indicated, is 600 North Bridge Road, Parkview Square #24-01, Singapore 188778.

Name of Beneficial Owner	Class A Ordinary Shares Beneficially Owned	Percent of Class A Ordinary Shares Beneficially Owned
Named Executive Officers and Directors
Lim Sin Foo, Harris*	579,688	51.96%
Low Jiayi	87,500	7.84%
Yip Wai Foong	—	—%
Quek Huay Min	—	—%
Ong Sie Hou, Raymond	—	—%
Robert Ng Sun	—	—%
All Directors and executive officers as a group	667,188	59.80%
5% Shareholders
Bai Ye Private Limited*	229,688	20.59%

*Lim Sin Foo, Harris, our controlling shareholder, owns in aggregate 579,688 Class A ordinary shares, or 51.96% shareholding of the Company, through his (i) direct ownership of 350,000 Class A ordinary shares, or 31.37% shareholding of the Company; and (ii) beneficial ownership of 229,688 Class A ordinary shares, or 20.59% shareholding of the Company, through his 100% shareholding of Bai Ye Private Limited.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of the transactions since January 29, 2023 to which FAST TRACK GROUP or its subsidiaries have been a party and in which any members of our board of directors, any executive officers, or major shareholder had, has or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Management.”

Lim Sin Foo, Harris, our Shareholder, Founder and Director, made payments on behalf of the Company to cover certain operating expenses. The payable balance due to Lim Sin Foo, Harris was S$330,762, S$691,981 and S$11,829, respectively, as of February 29, 2024, February 28, 2025, and February 28, 2026.

The Company acted as an event consultant and provided services to Fast Steel Construction Pte Ltd (“FSC”), which is 100% owned by Lim Sin Foo, Harris’s father, and received S$965,005 for the year ended February 29, 2024. The Company also acted as an event consultant and provided services to Fast Track Events Sdn Bhd (“FTESB”), a related party at the time such services were provided, amounting to S$205,946 for the year ended February 29, 2024. Mr. Lim Sin Foo, Harris was a director of FTESB until July 5, 2023, and FTESB was no longer a related party since then. The receivable balance due from FTESB was S$22,167 as of February 29, 2024 and S$22,260 as of February 28, 2025.

On June 20, 2023, FSC, FTE and Kong Hwee Iron Works & Construction Pte Ltd entered into an agreement pursuant to which FTE acted as concert consultant and was in charge of a stadium scale staging project for FSC, while Kong Hwee Iron Works & Construction Pte Ltd was appointed as fabricator of the products. FTE provided the services to FSC amounting to S$965,005 (US$739,773) for the six months ended August 31, 2023, and the same revenue was also reported for the year ended February 29, 2024. The amount has been fully received as of February 29, 2024.

On June 30, 2023, FTE and FTESB entered into an event engagement contract, pursuant to which FTESB was responsible for organizing a certain event, while FTE guaranteed the appearance of a certain artist that was to attend the event. FTE provided the services to FTESB amounting to S$205,946 (US$157,878) for the six months ended August 31, 2024 and the same revenue was also reported for year ended February 29, 2024. The receivable balance due from FTESB was S$22,167 (US$16,472) as of February 29, 2024 and S$21,560 ($16,528) as of August 31, 2024; the difference between the two years was due to forex exchange differences.

Policies and Procedures for Related Party Transactions

Our Audit Committee is tasked with review and approval of all related party transactions.

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Description of SECURITIES being REGISTERED

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands and our affairs are governed by:

●	our Memorandum and Articles of Association, as amended;

●	the Companies Act (Revised) of the Cayman Islands, which is referred to as the Companies Act below; and

●	the common law of the Cayman Islands.

Amended and Restated Memorandum and Articles of Association

Our Memorandum and Articles of Association provides, inter alia, that the liability of members of our Company is limited and that the objects for which our Company is established are unrestricted (and therefore include acting as an investment company), and that our Company shall have and be capable of exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate whether as principal, agent, contractor or otherwise and, since our Company is an exempted company, that our Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of our Company carried on outside the Cayman Islands.

By special resolution, our Company may amend our Memorandum and Articles of Association with respect to any objects, powers or other matters specified in it.

Ordinary Shares

General. Our authorized share capital is US$50,000.00 divided into 2,500,000 ordinary shares of nominal or par value US$0.02 each, comprising 2,400,000 Class A ordinary shares of nominal or par value of US$0.02 each and 100,000 Class B ordinary shares of nominal or par value of US$0.02 each. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their ordinary shares in accordance with our Memorandum and Articles of Association.

Conversion. Class B ordinary shares may be converted into the same number of Class A ordinary shares at the option of the holders thereof at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our Board of Directors. Our Articles provide that our Board of Directors may declare and pay dividends if justified by our financial position and permitted by law.

Voting Rights. Holders of our ordinary shares vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Subject to any rights or restrictions as to voting attached to any shares, every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one vote for each Class A ordinary share and 10 votes for each Class B ordinary share of which he or the person represented by proxy is the holder. At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll. A quorum required for a meeting of shareholders consists of one or more holders of Shares being not less than an aggregate of one-third of all votes attaching to all Shares in issue and entitled to vote, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorised representative. The Company may (but is not obliged to) in each financial year hold a general meeting as its annual general meeting. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our Board of Directors or upon a requisition of one or more shareholders holding at the date of deposit of the requisition in aggregate not less than one-third of the voting rights (on a one vote per share basis) in the share capital of our Company, in which case at least seven days’ notice in writing (exclusive of the day on which it is served or deemed to be served but inclusive of the day for which it is given) is required for the convening of our annual general meeting and other general meetings.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a meeting.

A special resolution will be required for important matters such as amending our Memorandum and Articles of Association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders in the Memorandum and Articles of Association to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of ordinary shares in the Company have been paid.

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Alteration of capital. Our Company may, by an ordinary resolution of its members: (a) increase its share capital by the creation of new shares of such amount as it thinks expedient; (b) consolidate or divide all or any of its share capital into shares of larger or smaller amount than its existing shares; (c) divide its unissued shares into several classes and attach to such shares any preferential, deferred, qualified or special rights, privileges or conditions; (d) subdivide its shares or any of them into shares of an amount smaller than that fixed by our Memorandum and Articles of Association; (e) cancel any shares which, at the date of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled; (f) make provision for the allotment and issue of shares which do not carry any voting rights; (g) change the currency of denomination of its share capital; and (h) reduce its share premium account in any manner authorized and subject to any conditions prescribed by law.

Transfer of Shares. Subject to the Companies Act and the requirements of the applicable stock exchange, all transfers of shares shall be effected by an instrument of transfer in writing in any usual or common form or such other form as our Board may, in its absolute discretion, approve and be executed by or on behalf of the transferor (or otherwise as prescribed by the rules and regulations of the applicable stock exchange) and if in respect of a nil or partly paid up share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share. Our Board may, in its absolute discretion, decline to register a transfer of any share which is not fully paid up or on which our Company has a lien. Our Board may also decline to register any transfer of any share unless: (i) the instrument of transfer is lodged with the Company, accompanied by the certificate for the shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares transferred are free of any lien in favour of our Company; and (vi) a fee of such maximum sum as the applicable stock exchange may determine to be payable, or such lesser sum as our Board of Directors may from time to time require, is paid to our Company in respect thereof. The registration of transfers may, after compliance with any notice required of the rules of the applicable stock exchange, be suspended and the register closed at such times and for such periods as our Board may, in its absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register closed for more than thirty calendar days in any year. If the Directors refuse to register a transfer of any shares, they shall within three calendar months after the date on which the transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal. Fully paid shares shall be free from any restriction on transfer (except when permitted by the applicable stock exchange) and shall also be free from all liens.

In addition, Class B ordinary shares will automatically convert into Class A ordinary shares on a one-for-one basis upon any sale, transfer, assignment or disposition to a person who is not an affiliate of the transferor, or upon a change of beneficial ownership of any Class B ordinary shares to any person who is not an affiliate of the holder of such Class B ordinary shares.

Winding Up; Liquidation. A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution. Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(a) if our Company is wound up and the assets available for distribution among the members of the Company are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, then the excess shall be distributed pari passu among such members in proportion to the par value of the shares held by them respectively; and

(b) if our Company is wound up and the assets available for distribution among the members as such are insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the par value of the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, provided that no member shall be compelled to accept any shares or other property upon which there is a liability.

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Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our Board may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by installments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20 per cent per annum as our Board shall fix from the day appointed for payment to the time of actual payment, but the Board may waive payment of such interest wholly or in part. Our Board may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20 per cent per annum as our Board may decide. If a member fails to pay any call or instalment of a call on the day appointed for payment, our Board may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited. If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our Board to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, as at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our Board shall in its discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20 per cent per annum as our Board may prescribe.

Redemption of Ordinary Shares. The Companies Act and our Memorandum and Articles of Association permit us to purchase our own shares. In accordance with our Articles, provided the necessary shareholders or board approval have been obtained and requirements under the Companies Act have been satisfied, we may issue shares on terms that are subject to redemption at our option on such terms and in such manner as may be determined by our Board of Directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Inspection of Books and Records. Holders of our ordinary shares have no general right under our Articles to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Our Memorandum and Articles of Association authorize our Board of Directors to issue additional ordinary shares from time to time as our Board of Directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable. Our authorized, but unissued ordinary shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	may not issue negotiable or bearer shares, but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Nomination and Removal of Directors and Filling Vacancies on Board. Nomination and removal of directors and filling of board vacancies are governed by the terms of the Memorandum and Articles of Association. At any time or from time to time, the Board shall have the power to appoint any person as a Director either to fill a casual vacancy on the Board or as an additional Director to the existing Board, subject to any maximum number of Directors, if any, as may be determined by the members in general meeting.

A Director is not required to hold any shares in the company by way of qualification.

A Director may be removed by an ordinary resolution of the company before the expiration of his term of office (but without prejudice to any claim which such Director may have for damages for any breach of any contract between him and the company), and the company may by ordinary resolution appoint another in his place.

The office of a Director shall be vacated if he:

(i)	resigns;

(ii)	dies;

(iii)	is declared to be of unsound mind and the Board resolves that his office be vacated;

(iv)	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

(v)	is prohibited from being or ceases to be a director by operation of law;

(vi)	without special leave, is absent from meetings of the Board for three consecutive meetings, and the Board resolves that his office is vacated;

(vii)	has been required by the designated stock exchange to cease to be a Director; or

(viii)	is removed from office by a simple majority of the Directors or otherwise pursuant to the Articles.

From time to time the Board may appoint one or more of its body to be managing director, joint managing director or deputy managing director or to hold any other employment or executive office with the company for such period and upon such terms as the Board may determine, and the Board may revoke or terminate any of such appointments. The Board may also delegate any of its powers to committees consisting of such Director(s) or other person(s) as the Board thinks fit, and from time to time it may also revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed upon it by the Board.

Shareholder Proposals. Extraordinary general meetings shall be convened on the requisition of one or more Shareholders holding, as at the date of deposit of the requisition, in aggregate not less than one-third of the voting rights (on a one vote per share basis) in the share capital of the Company. Such requisition shall be made in writing to the board or the secretary of the company for the purpose of requiring an extraordinary general meeting to be called by the board for the transaction of any business specified in such requisition. If the Directors do not within twenty-one calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one calendar days, the requisitionist(s), or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of said twenty-one calendar days, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of the board shall be reimbursed to the requisitionist(s) by the company.

Approval of Corporate Matters by Written Consent. A special resolution of the company must be passed by a majority of not less than two-thirds of the votes cast by such members as, being entitled so to do, vote in person or by proxy or, in the case of members which are corporations, by their duly authorized representatives or by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given.

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Under the Companies Act, a copy of any special resolution must be forwarded to the Registrar of Companies in the Cayman Islands within 15 days of being passed.

An ordinary resolution, by contrast, is a resolution passed by a simple majority of the votes of such members of the company as, being entitled to do so, vote in person or, in the case of members which are corporations, by their duly authorized representatives or by proxy at a general meeting of which notice has been duly given.

A resolution in writing signed by or on behalf of all members shall be treated as an ordinary resolution duly passed at a general meeting of the company duly convened and held, and where relevant as a special resolution so passed.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the Directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our Directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of our Company pursuant to the Data Protection Act (Revised), of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

Our Company is committed to processing personal data in accordance with the DPA. In its use of personal data, our Company will be characterized under the DPA as a ‘data controller’, whilst certain of our Company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in our Company, our Company and certain of our Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for our Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

Our Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

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Transfer Agent and Registrar

The transfer agent and branch registrar for our shares, which will maintain our branch register located in the United States, is Transhare Corporation. Its address is Bayside Center1. 17755 US Hwy 19 N Suite 140, Clearwater, FL 33764.

Delaware	Cayman Islands

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association
Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors owe fiduciary duties of care and loyalty to the corporation and its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in all of their responsibilities, including overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty requires that a director act in good faith, not out of self-interest, and in a manner that the director reasonably believes to be in the best interests of the shareholders and the corporation.

As a matter of Cayman Islands law, directors of Cayman Islands companies owe fiduciary duties to their respective companies to, amongst other things, act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Core duties are:

● a duty to act in good faith in what the directors bona fide consider to be the best interests of the company (and in this regard, it should be noted that the duty is owed to the company and not to associate companies, subsidiaries or holding companies);

● a duty not to personally profit from opportunities that arise from the office of director;

● a duty of trusteeship of the company’s assets;

● a duty not to put himself in a position where the structures of a company conflict of his or her personal interest on his or her duty to a third party to avoid conflicts of interest; and

● a duty to exercise powers for the purpose for which such powers were conferred.

A director of a Cayman Islands company also owes the company a duty to act with skill, care and diligence. A director need not exhibit in the performance of his or her duties a greater degree of skill than may be reasonably expected from a person of his or her knowledge and experience. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such a provision cannot eliminate or limit liability for breach of the fiduciary duty of loyalty, bad faith, intentional misconduct, a knowing violation of law, a transaction from which the director derived an improper personal benefit, an unlawful payment of dividends or an unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

61

	Delaware	Cayman Islands

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party to a proceeding (other than a derivative proceeding), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all reasonably incurred expenses, judgments and amounts paid in settlement so long as the person acted in good faith and in a manner the person believed to be in, or not opposed to, the best interests of the corporation, and if with respect to a criminal proceeding, the person had no reasonable cause to believe that his or her conduct would be unlawful.	The Cayman Islands laws do not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, save to the extent any such provision may be held by the court to be contrary to public policy, for example, where a provision purports to provide indemnification against the consequences of committing a crime.
A corporation has the power to indemnify a director, officer, employee or agent in connection with the defense or settlement of a derivative action against expenses reasonable and actually incurred provided such person acted in good faith and in a manner he or she reasonably believe to be in, or not opposed to, the corporation’s best interest and if such person has been adjudged liable only if a court determines that the person is fairly and reasonably entitled to indemnification. To the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding, such person shall be indemnified against expenses actually and reasonably incurred.
Interested Directors

Under Delaware law, a transaction between a corporation and a director or with another organization in which a director has a financial interest shall not be void or voidable solely for that reason, solely because the director participates in the meeting at which the board authorizes the transaction, or solely because any such director’s votes are counted for such purpose, if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Interested director transactions are governed by the terms of a company’s memorandum and articles of association. With the exception of the office of auditor of the Company, a Director may hold any other office or place of profit with the Company in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration for that other office or place of profit, in whatever form, in addition to any remuneration provided for by or pursuant to any other Articles. A Director may be or become a director, officer or member of any other company in which the Company may be interested, and shall not be liable to account to the Company or the members for any remuneration or other benefits received by him as a director, officer or member of such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise in favor of any resolution appointing the Directors or any of them to be directors or officers of such other company.

No Director or intended Director shall be disqualified by his office from contracting with the Company, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such Director holding that office or the fiduciary relationship established by it. A Director who is, in any way, materially interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the earliest meeting of the Board at which he may practically do so.

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Delaware	Cayman Islands

There is no power to freeze or otherwise impair any of the rights attaching to any share by reason that the person or persons who are interested directly or indirectly in that share have failed to disclose their interests to the Company. A Director may vote and he or she may also be counted in the quorum on any resolution of the Board in respect of any contract or arrangement or proposal in which he or any of his close associate(s) has/have a material interest, including (but not limited to) any of the following matters:

(i) the giving of any security or indemnity to the Director or his close associate(s) in respect of money lent or obligations incurred or undertaken by him or any of them at the request of or for the benefit of the Company or any of its subsidiaries;

(ii) the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or his close associate(s) has/have himself/themselves assumed responsibility in whole or in part whether alone or jointly under a guarantee or indemnity or by the giving of security;

(iii) any proposal concerning an offer of shares, debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase, where the Director or his close associate(s) is/are or is/are to be interested as a participant in the underwriting or sub- underwriting of the offer;

(iv) any proposal or arrangement concerning the benefit of employees of the Company or any of its subsidiaries, including the adoption, modification or operation of either: (i) any employees’ share scheme or any share incentive or share option scheme under which the Director or his close associate(s) may benefit; or (ii) any of a pension fund or retirement, death or disability benefits scheme which relates to Directors, their close associates and employees of the Company or any of its subsidiaries and does not provide in respect of any Director or his close associate(s) any privilege or advantage not generally accorded to the class of persons to which such scheme or fund relates; and

(v) any contract or arrangement in which the Director or his close associate(s) is/are interested in the same manner as other holders of shares, debentures or other securities of the Company by virtue only of his/their interest in those shares, debentures or other securities.

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	Delaware	Cayman Islands

Voting Requirements

Delaware’s default rule is that the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is needed for corporate action (other than the election of directors). Certain actions, such as charter amendments, most mergers, dissolution and sales of all or substantially all of the corporation’s assets, require the affirmative vote of the majority of the outstanding voting power of the shares of the corporation entitled to vote. The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders unless the corporation’s board of directors approves the business combination or the transaction that resulted in the shareholder becoming an interested shareholder prior to the time the shareholder became an interested shareholder or another exemption applies.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a super majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Directors are appointed in accordance with the terms of the memorandum and articles of association of the company.
Cumulative Voting	There is no cumulative voting for the election of directors unless the corporation’s certificate of incorporation provides for cumulative voting.	No cumulative voting for the election of directors unless so provided in the memorandum and articles of association.
Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal the corporation’s bylaws. The shareholders of the corporation possess the inherent right to adopt, amend or repeal the bylaws.	Certain provisions of the memorandum and articles of association may only be amended by a special resolution of the shareholders. For example, by special resolutions of the company may alter the memorandum with respect to any objects, powers or other matters specified in it.
Mergers and Similar Arrangements	Under Delaware law, with certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and by a majority of the outstanding voting power of the shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain mergers is entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value (as determined by the Delaware Court of Chancery) of the shares held by such shareholder in lieu of the consideration such shareholder would otherwise receive in the transaction.

The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.

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Delaware	Cayman Islands

Delaware law also provides that a parent entity, by resolution of its board of directors, may merge with any subsidiary corporation, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights unless the subsidiary is wholly owned.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent seventy-five percent (75%) in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

● the statutory provisions as to the required majority vote have been met;

● the shareholders have been fairly represented at the meeting in question;

● the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

● the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

When a takeover offer is made and accepted by holders of not less than 90.0% of the shares affected within four (4) months, the offeror may, within a two (2) month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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	Delaware	Cayman Islands

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action but such discretion is rarely used. Generally, Delaware follows the American rule under which each party bears its own costs.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

● a company acts or proposes to act illegally or ultra vires;

● the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

● those who control the company are perpetrating a “fraud on the minority

Inspection of Corporate Records	Under Delaware law, shareholders of a corporation, upon written demand under oath stating the purpose thereof, have the right during normal business hours to inspect for any proper purpose, and to make copies and extracts of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association. The Registrar of Companies shall make available the list of the names of the current directors of the Company (and where applicable the current alternate directors of the Company) for inspection by any person upon payment of a fee by such person.
Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

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SELLING SHAREHOLDERS

This prospectus relates to the offer and sale by the Selling Shareholders of up to 215,892 of our Class A ordinary shares consisting of: (a) up to 164,342 Class A ordinary shares that we may issue upon the conversion of the Convertible Note, (b) up to 41,086 Class A ordinary shares issuable to 3i upon the exercise of the Note Warrants, and (c) up to 10,466 Class A ordinary shares issuable to Z2 upon the exercise of the Placement Agent Warrant. For additional information regarding our Class A ordinary shares included in this prospectus, see the section titled “Note Transaction” above. We are registering our Class A ordinary shares included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with the Selling Shareholders on July 8, 2026, in order to permit the Selling Shareholders to offer the Class A ordinary shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Convertible Note, the Warrants, and the Registration Rights Agreement, the Selling Shareholders have not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Shareholders” means 3i and Z2.

The table below presents information regarding the Selling Shareholders and our Class A ordinary shares that may be resold by the Selling Shareholders from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholders, and reflects holdings as of August 18, 2026. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of our Class A ordinary shares being offered for resale by the Selling Shareholders under this prospectus. The Selling Shareholders may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Shareholders will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the Selling Shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our Class A ordinary shares being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes our Class A ordinary shares with respect to which the Selling Shareholders have sole or shared voting and investment power. The percentage of our Class A ordinary shares beneficially owned by the Selling Shareholders prior to the offering shown in the table below is based on an aggregate of 1,115,726 Class A ordinary shares outstanding and no Class B ordinary share outstanding on August 18, 2026. The fourth column assumes the resale by the Selling Shareholders of all of our ordinary shares being offered for resale pursuant to this prospectus.

Name of Selling Shareholders	Number of Class A Ordinary Shares Beneficially Owned Prior to Offering(1)(2)	Maximum Number of Class A Ordinary Shares to be Offered Pursuant to this Prospectus(1)	Number of Shares Owned After Offering	Percentage Owned After Offering(3)
3i, LP(4)	58,599	205,428	-	-
Z2 Capital, LLC(5)	10,466	10,466	-	-

(1) The number of shares is based upon the number of ordinary shares (including ordinary shares issuable upon conversion of the Note registered hereby) held by each Selling Shareholder on the books and records of the Company and its transfer agent.

(2) Applicable percentage ownership is based on 1,115,726 outstanding Class A ordinary shares and no outstanding Class B ordinary share as of August 18, 2026. 3i may not convert, and we may not issue or sell any of our Class A ordinary shares to 3i, any portion of the Class A ordinary shares registered hereby for resale to the extent such shares, when aggregated with all other ordinary shares then beneficially owned by 3i, would cause 3i’s beneficial ownership of ordinary shares to exceed 4.99% (or up to 9.99% upon 3i’s election, which election shall not be effective until the 61st day after we receive notice of such election) of our then outstanding ordinary shares (the “Beneficial Ownership Limitation”). Due to the Beneficial Ownership Limitation, notwithstanding the maximum number of shares reflected above, 3i’s beneficial ownership of our ordinary shares will not exceed, as of August 18, 2026, 4.99% of the sum of (a) our outstanding ordinary shares as of such date, plus (b) the issuance of such 58,599 Class A ordinary shares.

(3) Assumes the sale of all our Class A ordinary shares being offered for resale pursuant to this prospectus.

(4) The business address of 3i, LP is 2 Wooster Street, 2nd Floor, New York, NY 10013. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has voting control and investment discretion over securities held directly by 3i, LP and indirectly by 3i Management, LLC. None of Mr. Tarlow, 3i Management, LLC or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities held directly by 3i, LP and indirectly by 3i Management, LLC.

(5) The business address of Z2 Capital, LLC is 10 Drs James Parker Blvd, Suite 202, Red Bank, NJ 07701. Jonathan Gazdak and Matthew Rista are the managing directors of Z2 Capital, LLC and have voting control and investment discretion over securities held directly by Z2 Capital, LLC. Both Jonathan Gazdak and Matthew Rista are members of the Financial Industry Regulatory Authority, or FINRA, and are associated persons of Alexander Capital, LP, a FINRA member and independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Jonathan Gazdak or Matthew Rista as to beneficial ownership of the securities held directly by Z2 Capital, LLC.

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PLAN OF DISTRIBUTION

Our Class A ordinary shares offered by this prospectus are being offered by the Selling Shareholders. The shares may be sold or distributed from time to time by the Selling Shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Class A ordinary shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our Class A ordinary shares;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

●	in options or other hedging transactions, whether through an options exchange or otherwise; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Shareholders have informed us that each of them intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Class A ordinary shares that it has acquired and may in the future acquire from us pursuant to its Note. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Shareholders have informed us that each such broker-dealer will receive commissions from the Selling Shareholders that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our Class A ordinary shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Shareholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our Class A ordinary shares sold by the Selling Shareholders may be less than or in excess of customary commissions. Neither we nor the Selling Shareholders can presently estimate the amount of compensation that any agent will receive from any purchasers of our Class A ordinary shares sold by the Selling Shareholders.

In connection with sales of our Class A ordinary shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A ordinary shares in the course of hedging in positions they assume. The Selling Shareholders may also sell our Class A ordinary shares short and deliver our Class A ordinary shares covered by this prospectus to close out short positions and to return borrowed Class A ordinary shares in connection with such short sales. The Selling Shareholders may also loan or pledge our Class A ordinary shares to broker-dealers that in turn may sell such Class A ordinary shares, to the extent permitted by applicable law. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of our Class A ordinary shares offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We know of no existing arrangements between the Selling Shareholders or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our Class A ordinary shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Shareholders, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Shareholders, any compensation paid by the Selling Shareholders to any such brokers, dealers, underwriters or agents, and any other required information.

We will reimburse the Selling Shareholders for all costs and expenses incurred by it or its affiliates in connection with the preparation, structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees of counsel to 3i, any other reasonable and documented fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) up to $85,000. We will be responsible for the payment of any placement agent fees, financial advisory fees, transfer agent fees, DTC fees or broker’s commissions (other than for persons engaged by the Selling Shareholders) relating to or arising out of the transactions contemplated hereby. We will pay, and hold the Selling Shareholders harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to the Note Purchase Agreement shall bear its own expenses in connection with the sale of the Note and Warrants to 3i.

We also have agreed to indemnify the Selling Shareholders and certain other persons against certain liabilities in connection with the offering of our Class A ordinary shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Shareholders have agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Shareholders specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $54,190.81.

We have advised each of the Selling Shareholders that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all our Class A ordinary shares offered by this prospectus have been sold by the Selling Shareholders.

Our Class A ordinary shares are currently listed on the OTC under the symbol “FTRKD”.

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EXPENSES OF THE OFFERING

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fee payable to the Securities and Exchange Commission.

Expenses	Amount
SEC registration fee	$190.81
Legal fees and expenses	$50,000
Accounting fees and expenses	$4,000
Total	$54,190.81

69

EXPERTS

The financial statements of FAST TRACK GROUP as of February 28, 2025 and 2026 included in this prospectus have been so incorporated in reliance upon the report of Assentsure PAC., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of our Class A ordinary shares and other legal matters concerning this offering relating to the laws of the Cayman Islands will be passed upon for us by Harney Westwood & Riegels Singapore LLP, Singapore. Certain legal matters in connection with this offering relating to U.S. federal law will be passed upon for us by Rimon, P.C., New York, New York.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands, and all of our Directors and Executive Officers are residents outside the United States. In addition, a significant portion of our operations and business is conducted, and a substantial portion of our assets are located, outside the United States.

Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through Cogency Global Inc., our agent designated for that purpose, located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Nevertheless, since a substantial portion of the assets owned by us are located outside the United States, any judgment obtained in the United States against us may not be collectible within the United States.

An investor may or may not be able to commence an original action against us or our Directors or officers, or any person, before the courts outside the United States to enforce liabilities under United States federal securities laws, depending on the nature of the action.

Cayman Islands

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Singapore

There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore.

In making a determination as to the enforceability of a foreign judgment, the Singapore courts need to be satisfied that the foreign judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or if the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or if the enforcement thereof would be contrary to the public policy of Singapore, or if the judgment would conflict with earlier judgments from Singapore or earlier foreign judgments recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. The Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States awarding such punitive damages would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision.

70

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Class A ordinary shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the Class A ordinary shares offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are required to file annual reports, six-month reports and other information with the SEC pursuant to the Exchange Act as applicable to foreign private issuers. These reports and other information will be available on the website of the SEC referred to above.

We also maintain a website at https://www.fastrack-group.com/, through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

71

FAST TRACK GROUP

F-1

Report of Independent Registered Public Accounting Firm

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

To:	The Board of Directors and Shareholders of
Fast Track Group

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fast Track Group and its subsidiaries (the “Company”) as of February 28, 2026 and 2025, and the related consolidated statements of operations and comprehensive income, changes in shareholders equity and cash flows for each of the years in the three-year period ended February 28, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2026 and 2025 and the results of its operations and its cash flows for each of the years in the three-year period ended February 28, 2026, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred loss from operations and net cash used in operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plan regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Assentsure PAC

We have served as the Company’s auditor since 2024.

Singapore

June 30, 2026

PCAOB ID: 6783

F-2

FAST TRACK GROUP

CONSOLIDATED BALANCE SHEETS

	As of
	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	US$
ASSETS
Current assets:
Cash and cash equivalents	268,436	2,375,293	1,879,782
Accounts receivable, net	113,643	-	-
Deposits, prepayments and other current assets	15,340	6,370,728	5,041,729
Deferred public offering costs	787,977	-	-
Contract costs	147,135	3,202,775	2,534,643
Total current assets	1,332,531	11,948,796	9,456,154

Non-current assets:
Property and equipment, net	2,030	261,021	206,569
Operating lease right-of-use assets, net	23,252	408,807	323,526
Prepayments	-	461,489	365,218
Total non-current assets	25,282	1,131,317	895,313

TOTAL ASSETS	1,357,813	13,080,113	10,351,467

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	438,700	-	-
Accrued liabilities and other payables	585,028	1,577,417	1,248,351
Contract liabilities	544,678	-	-
Amount due to related parties	691,981	11,829	9,361
Operating lease liabilities, current	20,463	153,476	121,459
Loans payable, current	3,442	-	-
Total current liabilities	2,284,292	1,742,722	1,379,171

Non-current liabilities:
Operating lease liabilities, non-current	2,789	255,331	202,067
Warrant liabilities	276,250	-	-
Total non-current liabilities	279,039	255,331	202,067

TOTAL LIABILITIES	2,563,331	1,998,053	1,581,238

Commitments and contingencies	-	-	-

SHAREHOLDERS’ (DEFICIT) EQUITY
Ordinary shares, US$0.001 par value, 50,000,000 shares authorized, 17,500,000 and 21,812,500 shares issued and outstanding as of February 28, 2025 and February 28, 2026 respectively	23,550	29,000	22,950
Additional paid in capital	1,076,450	19,461,288	15,401,464
Accumulated deficits	(2,305,518)	(8,408,228)	(6,654,185)
Total shareholders’ (deficit) equity	(1,205,518)	11,082,060	8,770,229

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	1,357,813	13,080,113	10,351,467

The accompanying notes are an integral part of these consolidated financial statements.

F-3

FAST TRACK GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended
	February 29, 2024	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	S$	US$
Revenue
- Related parties	1,170,951	-	-	-
- Third parties	120,000	1,013,482	2,147,134	1,699,220
	1,290,951	1,013,482	2,147,134	1,699,220
Cost of revenue	(1,025,516)	(884,883)	(1,320,170)	(1,044,769)
Gross profit	265,435	128,599	826,964	654,451

Operating expenses
Depreciation and amortization	-	(185)	(27,105)	(21,451)
Sales and marketing expenses	-	-	(4,619,523)	(3,655,843)
Operating lease expenses	(20,987)	(40,464)	(76,137)	(60,254)
General and administrative expenses	(210,899)	(514,879)	(2,379,860)	(1,883,397)
Total operating expenses	(231,886)	(555,528)	(7,102,625)	(5,620,945)

Operating income (loss)	33,549	(426,929)	(6,275,661)	(4,966,494)

Other (expenses) income, net
Other income	267	877	25,734	20,366
Interest income	-	-	151,040	119,532
Interest expense	(468)	(26,398)	(3,823)	(3,026)
Total other (expenses) income, net	(201)	(25,521)	172,951	136,872

Income (Loss) before taxes	33,348	(452,450)	(6,102,710)	(4,829,622)

Income tax expense	-	-	-	-

Net income (loss)	33,348	(452,450)	(6,102,710)	(4,829,622)

Net income (loss) per share - basic and diluted	0.002	(0.026)	(0.280)	(0.221)
Basic and diluted weighted average shares outstanding	17,500,000	17,500,000	21,812,500	21,812,500

The accompanying notes are an integral part of these consolidated financial statements.

F-4

FAST TRACK GROUP

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

	Number of ordinary shares	Ordinary shares	Additional paid-in capital	Accumulated deficit	Total
		S$	S$	S$	S$
Balance as of March 1, 2023	17,500,000	23,550	76,450	(1,886,416)	(1,786,416)
Net income	-	-	-	33,348	33,348
Capital contribution	-	-	1,000,000	-	1,000,000
Balance as of February 29, 2024	17,500,000	23,550	1,076,450	(1,853,068)	(753,068)
Net loss	-	-	-	(452,450)	(452,450)
Balance as of February 28, 2025	17,500,000	23,550	1,076,450	(2,305,518)	(1,205,518)
Issuance of new shares	4,312,500	5,450	18,384,838	-	18,390,288
Net loss	-	-	-	(6,102,710)	(6,102,710)
Balance as of February 28, 2026	21,812,500	29,000	19,461,288	(8,408,228)	11,082,060

		US$	US$	US$	US$
Balance as of February 28, 2026		22,950	15,401,464	(6,654,185)	8,770,229

The accompanying notes are an integral part of these consolidated financial statements.

F-5

FAST TRACK GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	February 29, 2024	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	S$	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	33,348	(452,450)	(6,102,710)	(4,829,622)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of operating lease right-of-use assets	-	-	76,137	60,254
Depreciation of property and equipment	-	185	27,105	21,451
Provision for expected credit losses accounts	97,167	45,093	-	-
Changes in assets and liabilities:
Accounts receivable
- Related parties	(22,167)	-	-	-
- Third parties	(136,793)	(96,943)	113,643	89,936
Deposits, prepayments and other current assets	(7,396)	(7,944)	(6,816,877)	(5,394,806)
Contract costs	-	(147,135)	(3,055,640)	(2,418,202)
Accounts payable	-	-	(438,700)	(347,183)
Accrued liabilities and other payables	9,625	559,684	992,389	785,366
Contract liabilities	16,699	527,979	(544,678)	(431,053)
Operating lease liabilities	-	-	(76,137)	(60,254)
Net cash (used in) generated from operating activities	(9,517)	428,469	(15,825,468)	(12,524,113)

CASH FLOWS FROM INVESTING ACTIVITY
Purchase of plant and equipment	-	(2,216)	(286,096)	(226,413)
Net cash used in investing activity	-	(2,216)	(286,096)	(226,413)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	-	276,250	-	-
Repayments of borrowings	(10,181)	(10,502)	(279,692)	(221,345)
Net proceeds from initial public offering	-	-	19,178,265	15,177,481
Deferred public offering costs	-	(787,977)	-	-
Repayment of amount due to directors, net	(29,232)	361,219	(680,152)	(538,265)
Net cash (used in) generated from financing activities	(39,413)	(161,010)	18,218,421	14,417,871

Net (decrease) increase in cash and cash equivalents	(48,930)	265,243	2,106,857	1,667,345
Cash and cash equivalents, beginning of year	52,123	3,193	268,436	212,437
Cash and cash equivalents, end of year	3,193	268,436	2,375,293	1,879,782

Supplementary cash flow information:
Interest paid	(468)	(148)	(3,823)	(3,025)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

FAST TRACK GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Fast Track Group (The “Group” or the “Company”) is an investment holding company incorporated on May 31, 2024 under the laws of the Cayman Islands. The Company through its subsidiaries involved in regional entertainment-focused event management and marketing company that provides a full range of services including experiential marketing, artiste endorsement and management, movie premiere organizations, grand openings and concerts and it is headquartered in Singapore.

On July 2, 2024, the Company completed a reorganization under common control of its then existing shareholders, who collectively owned all the equity interests of Fast Track Events Pte. Ltd. prior to the reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

As of February 28, 2026, the Company’s subsidiaries are detailed in the table as follows:

Name	Background	Ownership %	Principal activity
TCX Holdings Limited	● A British Virgin Islands company ● Incorporated on May 31, 2024	100%	Investment holding
Fast Track Events Pte. Ltd.	● A Singapore company ● Incorporated on March 8, 2012	100%	Regional entertainment-focused event management and marketing company

The registration statement for the Company’s Initial Public Offering (the “Offering”) was declared effective by the SEC on May 22, 2025. On May 23, 2025, the Company consummated the Offering of 3,750,000 ordinary shares at a public offering price of $4.00 per share. On June 2, 2025, the Company issued an additional 562,500 ordinary shares at a price of $4.00 per share following the full exercise of the underwriters’ over-allotment option. The aggregate gross proceeds from the Offering amounted to $17,250,000, prior to deducting underwriting discounts and other related expenses.

Group reorganization

Pursuant to a group reorganization (the “group reorganization”) to rationalize the structure of the Company and its subsidiary companies (herein collectively referred to as the “Group”) in preparation for the listing of our shares, the Company becomes the holding company of the Group on July 2, 2024. As the Group were under same control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the group reorganization, the consolidated statements of operations and comprehensive loss, consolidated statements of changes in shareholders’ equity (deficit) and consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the beginning of the period, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period.

Liquidity and going concern

In assessing the Company’s liquidity, the Company monitors and evaluates its cash and cash equivalent and its operating and capital expenditure commitments.

The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. Cash flow from operations and capital contributions have been utilized to finance the working capital requirements of the Company. For the year ended February 28, 2026, the Company had a net loss of S$6,102,710 and recorded net cash used in operating activities of S$15,825,468. As of February 28, 2026, the Company had S$2,375,293 in cash and cash equivalents. Cash and cash equivalents comprise cash on hand and bank deposits placed with banks which are unrestricted as to withdrawal and use and have original maturities of three months or less.

Management has commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business.

Based on the above factors and in consideration of the Company’s business plans and forecasts, management has a reasonable expectation that the Company has sufficient funds to meet its operating and capital expenditure needs and obligations in the next 12 months.

F-7

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”).

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). All intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Areas where management uses subjective judgment include, but are not limited to, revenue recognition, estimating the useful lives and impairment assessment of long-lived assets and goodwill, accounting for and impairment assessment of investments, impairment assessment of loans receivable, accounting for deferred income taxes and accounting for share-based compensation arrangements. Changes in facts and circumstances may result in revised estimates.

Foreign currency translation

The accompanying consolidated financial statements are presented in the Singapore Dollars (“SGD” or “S$”), which is the reporting currency of the Company. The functional currency of the Company’s subsidiary in Singapore is Singapore Dollars (“SGD” or “S$”), its other subsidiary which are incorporated in British Virgin Islands is United States Dollars, respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

Assets and liabilities of the Company’s subsidiaries that have functional currencies other than SGD are translated into SGD at fiscal year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the fiscal year. The resulting translation adjustments are recorded in accumulated other comprehensive loss, a component of shareholders’ equity.

Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of operations and comprehensive loss, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from SGD into USD as of February 28, 2026 are solely for the convenience of the readers and are calculated at the rate of SGD1.00 = USD0.7914, representing the exchange rate set forth in the Monetary Authority of Singapore on February 28, 2026. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

Cash and cash equivalents

Cash and cash equivalents primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains most of its bank accounts in Singapore.

Deposits, prepayments and other current assets

Deposits are mainly for rent, utilities and money deposited with certain vendors. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination. The long-term deposits are refunded from suppliers when terms and conditions set forth in the agreements have been satisfied.

Prepayments are mainly comprised of payments made to vendors or service providers for future services that have not been provided. These amounts are non-refundable and bear no interest.

Other current assets, primarily consist of other receivables from third parties and goods and services tax receivable. These amounts are non-refundable, unsecured and bear no interest. Management reviews periodically to determine if the allowance is adequate and adjusts the allowance when necessary.

As of February 28, 2025 and 2026, management believes that the Company’s other current assets are not impaired.

F-8

Deferred public offering costs

Pursuant to ASC 340-10-S99-1, deferred public offering costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include underwriting fees related to the registration preparation, SEC filing fees and other expenses.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation and any impairment losses if applicable. Depreciation is provided over their estimated useful lives, using the straight-line method. The estimated useful lives of the plant and equipment are as follows:

Expected useful lives
Furniture and fittings	3 years
Office equipment	3 years
Computer and software	3 years
Leasehold improvements	Over the shorter of lease term or the estimated useful lives

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s consolidated statements of operations and comprehensive income. Expenditures for maintenance and repairs are charged to expense as incurred, while additions renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of February 28, 2025 and 2026, no impairment of long-lived assets was recognized.

Leases

Effective March 1, 2021, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

F-9

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Related parties include:

a.	Affiliates of the entity
b.	Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity
c.	Trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management
d.	Principal owners of the entity and members of their immediate families
e.	Management of the entity and members of their immediate families
f.	Other parties with which the entity may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests
g.	Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent accounting pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures (“ASU 2024-03”). This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Management is currently evaluating the standard to determine the impact of adoption on its consolidated financial statements and disclosures.

In January 2025, the FASB issued ASU 2025-01, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40) (“2025-01”). The amendment in this Update amends the effective date of Update 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. Management is currently evaluating the standard to determine the impact of adoption on its consolidated financial statements and disclosures.

In March 2025, the FASB issued ASU 2025-03, “Business Combinations (Topic 805) and Consolidation (Topic 810)” (“ASU 2025-03”). The amendments in this Update require an entity involved in an acquisition transaction effected primarily by exchanging equity interests when the legal acquiree is a variable interest entity (VIE) that meets the definition of a business to consider the factors in paragraphs 805-10-55-12 through 55-15 to determine which entity is the accounting acquirer. The amendments in this Update differ from current GAAP because, for certain transactions, they replace the requirement that the primary beneficiary always is the acquirer with an assessment that requires an entity to consider the factors to determine which entity is the accounting acquirer. The amendments in this Update enhance the comparability of financial statements across entities engaging in acquisition transactions effected primarily by exchanging equity interests when the legal acquiree meets the definition of a business. Specifically, under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The amendments in this Update do not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. Management is currently evaluating the standard to determine the impact of adoption on its consolidated financial statements and disclosures.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, consolidated statement of operations and comprehensive (loss) income and consolidated statement of cash flows.

F-10

Revenue recognition

The five-step model defined by ASC Topic 606 requires the Company to:

1.	identify its contracts with customers;
2.	identify its performance obligations under those contracts;
3.	determine the transaction prices of those contracts;
4.	allocate the transaction prices to its performance obligations in those contracts; and
5.	recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

Revenues are recognized when persuasive evidence of an arrangement exists, service has occurred, and all performance obligations have been performed pursuant to the terms of the agreement, the sales price is fixed or determinable and collectability is reasonably assured. Our revenue agreements generally do not include a right of return in relation to the delivered products or services. Depending on the terms of the agreement and the laws that apply to the agreement, control of the services may be transferred over time or at a point in time. Control of the services is transferred over time if our performance:

-	provides all of the benefits received and consumed simultaneously by the client;
-	creates and enhances an asset that the client controls as the Company performs; or
-	does not create an asset with an alternative use to the Company and the Company has an enforceable right to payment for performance complete to date. If a service obligation is delivered over time, revenue is recognized over the period of the agreement by reference to progress toward complete satisfaction of that service obligation. Otherwise, revenue is recognized at a point in time when service obligation is delivered to the client.

Live entertainment

Live entertainment/concert revenue is generated through one-time or non-recurring projects with existing or new customers. Revenue from artist performance and sponsorship revenue where the Company undertook the role of concert organizer, and which the Company is acting as an agent.

Revenue from live entertainment/concert performances and other special events is recognized when the events take place. Revenue from an one-time event is recognized if (i) persuasive evidence of an arrangement exists; (ii) the event has occurred; (iii) the price is fixed or determinable; and (iv) collectability is reasonably assured.

Revenue from sponsorships associated with event management. Sponsorship advances are deferred until earned pursuant to the sponsorship agreement and are presented as contract liabilities on the statement of financial position. Revenue is recognized at point in time when the Company has fulfilled the performance obligation of the revenue contracts or recognized when services are rendered upon completion of events or services and when the Company has no remaining obligation to perform.

Agency

The Company brokers and supplies artistes to clients, generating revenue from their participation in events, advertisements, and various entertainment content projects. Additionally, the Company offers consultancy services to clients, assisting with event management and providing infrastructure and logistical support. Revenue is recognized when the services are rendered upon completion of the events and when the Company has no remaining obligation to perform.

The advances received from customers related to advance billing to customers based on contract, for which service has yet been completed.

Significant accounts related to the revenue cycle are as follows:

F-11

Cost of revenue

Cost of revenue is predominately pertained to artiste fees, expenses incurred to set up for events and agency consultancy services.

Accounts receivable, net

Accounts receivable represents trade accounts due from customers. The trade receivables are all without customer collateral and interest is not accrued on past due accounts. Management reviews its receivables on a regular basis to determine if the expected credit losses are adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable.

Contract costs

Contract costs incurred during the production phases of the Company’s service contracts, are capitalized when the costs relate directly to the contract, are expected to be recovered, and generate or enhance resources to be used in satisfying the performance obligation and such deferred costs will be recognized upon the recognition of the related revenue. These costs primarily consist of procurement and material costs directly related to the contract. Contract costs are recognized as cost of revenue when performance obligation(s) is fulfilled and revenue is recognized concurrently.

The Company performs periodic reviews to assess the recoverability of the contract costs. The carrying amount of the asset is compared to the remaining amount of consideration. The Company expects to receive for the services to which the asset relates, less the costs that relate directly to providing those services that have not yet been recognized. If the carrying amount is not recoverable, an impairment loss is recognized. For the year ended February 28, 2025 and 2026, no impairment loss was recognized.

Contract liabilities

Contract liabilities represent payment advanced from customers. It is recognized when a payment is received from a customer before the Company transfers the related services.

Contract liabilities are recognized as revenue when the Company performed its performance obligation(s) under the contract (i.e., transfers control of the related services to the customer).

Expected credit loss

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

F-12

The details of revenue and cost of revenue of the Company are as follows:

	For the Years Ended
	February 29, 2024	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	S$	US$
Revenue	1,290,951	1,013,482	2,147,134	1,699,220
Cost of revenue	(1,025,516)	(884,883)	(1,320,170)	(1,044,769)
Gross profit	265,435	128,599	826,964	654,451
Gross profit margin	20.6%	12.7%	38.5%	38.5%

Employee benefits

(1)	Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(2)	Employee leave entitlement

Employee entitlements to annual leave are recognized as a liability when they are accrued to the employees. The undiscounted liability for leave expected to be settled wholly within the reporting period.

Income taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Loss per share

The Company computes loss per share (“EPS”) following ASC Topic 260, “Earnings per share.” Basic EPS is measured as net loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted EPS calculation. There were no potentially dilutive securities that were in-the-money that were outstanding for the years ended February 28, 2025 and February 28, 2026.

F-13

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. As a result of the assessment made by the CODM, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting.

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	As of
	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	US$
Accounts receivable
- Related party	22,260	-	-
- Third parties	233,643	142,260	112,583
	255,903	142,260	112,583

Less: allowance for credit losses
- Related party	22,260	-	-
- Third parties	120,000	142,260	112,583
	142,260	142,260	112,583

Accounts receivable, net	113,643	-	-

F-14

The movement of allowances for expected credit loss is as follow:

	As of
	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	US$
Balance at beginning of the year
- Related party	22,167	22,260	17,616
- Third parties	75,000	120,000	94,967
	97,167	142,260	112,583

Addition (Reversal of) during the year
- Related party	93	(22,260)	(17,616)
- Third parties	45,000	22,260	17,616
	45,093	-	-

Balance at end of the year
- Related party	22,260	-	-
- Third parties	120,000	142,260	112,583
	142,260	142,260	112,583

NOTE 4 – CONTRACT COSTS

Contract costs consist of the following:

	As of
	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	US$
Balance at beginning of the year	-	147,135	116,441
Additions	147,135	4,239,609	3,355,183
Recognized to cost of revenue during the year	-	(1,183,969)	(936,981)
Balance at end of the year	147,135	3,202,775	2,534,643

Contract costs represent the payment advanced to suppliers.

NOTE 5 – DEPOSITS, PREPAYMENTS AND OTHER CURRENT ASSETS

	As of
	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	US$
Current
Deposits	6,548	694,228	549,405
Prepaid expenses*	-	5,669,405	4,486,709
Accrued income	-	1,173	928
Taxes receivable	8,792	5,922	4,687
Balance at end of the year	15,340	6,370,728	5,041,729

Non-current
Prepaid expenses*	-	461,489	365,218

*	Prepaid marketing expenses were mainly made to vendors for 23 months of marketing services including investor relations, advising on business plans and corporate development to drive business growth.

F-15

NOTE 6 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of
	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	US$
Furniture and fittings	1,200	3,578	2,832
Office equipment	-	8,913	7,054
Computer and software	56,383	16,468	13,033
Leasehold improvements	-	259,352	205,248
	57,583	288,311	228,167
Less: accumulated depreciation	(55,553)	(27,290)	(21,598)
	2,030	261,021	206,569

NOTE 7 – ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consist of the following:

	As of
	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	US$
Accruals	17,550	234,101	185,265
Accrued payroll and welfare services	43,165	175,804	139,129
Other payables	524,313	1,167,512	923,957
Total	585,028	1,577,417	1,248,351

Other payables of S$1,167,512 (US$923,957) as of February 2026, primarily came from a S$1,000,000 advances collected from a client for an event that was subsequently postponed. This amount was repaid in full by May 2026 as the event did not proceed.

NOTE 8 – CONTRACT LIABILITIES

Contract liabilities consist of the following:

	As of
	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	US$
Balance at beginning of the year	16,699	544,678	431,053
Additions	914,678	1,602,456	1,268,167
Recognized to revenue during the year	(386,699)	(2,147,134)	(1,699,220)
Balance at end of the year	544,678	-	-

Contract liabilities represent the payment advanced from customers.

F-16

NOTE 9 – LEASES

The Company has entered into operating leases for office and office equipment as lessee with lease terms not exceeding 5 years. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with a lease term of one year.

Information pertaining to lease amounts recognized in the Company’s consolidated financial statements is summarized as follows:

	As of
	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	US$
Right-of-use assets	23,252	408,807	323,526

Lease liabilities
Current	20,463	153,476	121,459
Non-current	2,789	255,331	202,067
Total	23,252	408,807	323,526

A summary of lease expenses recognized in the Company’s consolidated statements of operations are as follows:

	As of
	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	US$
Operating lease expenses	40,464	76,137	60,254

	February 28, 2025	February 28, 2026

Weighted-average remaining lease term – operating leases	3.58 years	2.58 years
Weighted-average discount rate – operating leases	5.25%	5.00%

Maturities of operating lease liabilities as of February 28, 2026 were as follows:

	February 28, 2026	February 28, 2026
	S$	US$
2027	170,436	134,881
2028	170,436	134,881
2029	95,532	75,604
Total undiscounted lease obligations	436,404	345,366
Less: imputed interest	(27,597)	(21,840)
Present value of lease liabilities	408,807	323,526

NOTE 10 – BANK LOAN

The Company has a five-year S$50,000 unsecured fixed rate bank loan which matures in June 2025. The bank loan carries interest of 2.5% per annum and was guaranteed by director. As at February 28, 2025 and February 28, 2026, the carrying amount of the bank loan was S$3,442 and nil, respectively following full repayment of the bank loan.

F-17

NOTE 11 – WARRANT LIABILITIES

On April 14, 2024, the Company received working capital credit facilities of S$50,000 and S$200,000 from investors, Tan Keng Kuat & Sons Pte Ltd and Ng Jian Da, respectively. The working capital loans carry a fixed interest rate of 12% per annum and mature in 24 months. Investors will be granted warrants to purchase shares equivalent to the total utilized amount of the credit facilities at a nominal consideration of SGD1. The number of shares to be issued to the Investor shall be computed based on the Qualified Initial Public Offering (“QIPO”)’s IPO price. The warrants are exercisable within 1 month from a QIPO. The warrants had since expired following one month after QIPO. During the financial year ended February 28, 2026, the Company has fully repaid the outstanding principal and accrued interest for the working capital loans.

NOTE 12 – EQUITY

Ordinary shares

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on May 31, 2024, with an authorized share capital of US$50,000 divided into 50,000,000 ordinary shares with a par value of US$0.001 per share.

On July 2, 2024, the Company issued 17,499,999 additional ordinary shares at a par value of US$0.001 per share, resulting in a total of 17,500,000 ordinary shares were issued and outstanding.

On May 23, 2025, the Company consummated its initial public offering (the “Offering”) of 3,750,000 ordinary shares at a public offering price of $4.00 per share. On June 2, 2025, the Company issued an additional 562,500 ordinary shares at a price of $4.00 per share following the full exercise of the underwriters’ over-allotment option. The aggregate gross proceeds from the Offering amounted to $17,250,000, prior to deducting underwriting discounts and other related expenses. Upon completion of the Offering, 21,812,500 ordinary shares were issued and outstanding.

The Company only has one single class of ordinary shares that are accounted for as permanent equity.

NOTE 13 – EARNINGS (LOSS) PER SHARE

	For the Years Ended
	February 29, 2024	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	S$	US$
Numerator:
Net income (loss) attributable to ordinary shareholders	33,348	(452,450)	(6,102,710)	(4,829,622)

Denominator:
Weighted-average number of shares outstanding – basic and diluted	17,500,000	17,500,000	21,812,500	21,812,500

Basic and diluted earnings (loss) per share	0.002	(0.026)	(0.280)	(0.221)

NOTE 14 – INCOME TAXES

Cayman Islands and British Virgin Islands

The Company and its subsidiary, TCX Holdings Limited, are domiciled in the Cayman Island and British Virgin Islands respectively. Both localities currently enjoy permanent income tax holidays; accordingly, the Company and its subsidiary do not accrue for income taxes.

Singapore

The subsidiary, Fast Track Events Pte. Ltd. is incorporated in Singapore and is subject to Singapore corporate tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The subsidiary files tax returns as prescribed by the tax laws of Singapore and is subject to examination by the relevant tax authorities in the normal course of business. Tax returns are generally subject to a four-year statute of limitations from the relevant Year of Assessment. The applicable tax rate is 17% in Singapore, with 75% of the first S$10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

Significant components of the income taxes are as follows:

For the Years Ended
	February 29, 2024	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	S$	US$
Current income tax	-	-	-	-

F-18

The reconciliation of tax computed by applying the tax rate of 17% which is also the statutory corporate income tax rate for its Singapore’s subsidiary for the years ended February 29, 2024, February 28, 2025 and 2026 is as follows:

	For the Years Ended
	February 29, 2024	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	S$	US$
Income (Loss) before tax	33,348	(452,450)	(6,102,710)	(4,829,622)

Tax expense computed at tax rate of 17%	5,669	(76,917)	(1,037,461)	(821,036)
Reconciling items:
Non-taxable and non-deductible items	-	-	1,003,546	794,196
Changes in valuation allowance	(5,669)	76,917	33,915	26,840
	-	-	-	-

Significant components of deferred taxes are as follows:

	As of
	February 29, 2024	February 28, 2025	February 28, 2026	February 28, 2026
	S$	S$	S$	US$
Net operating loss carried forward	1,334,117	1,786,567	2,368,360	1,874,296
Deferred tax assets, gross	226,800	303,716	402,621	318,630
Valuation allowance	(226,800)	(303,716)	(402,621)	(318,630)
Deferred tax assets, net of valuation allowance	-	-	-	-

In assessing the realizability of deferred tax assets, management consider whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making the assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. The Company concludes that it cannot reliably predict future profitability, and accordingly, unable to determine if it can derive future benefits from the deferred tax assets arising from the net operating loss carry forward.

NOTE 15 – COMMITMENT AND CONTINGENCIES

Lease commitments

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

For the details on future minimum lease payment under the non-cancellable operating leases as of February 28, 2026 please refer to section headed “Leases” set forth in the Notes to the Consolidated Financial Statements.

Contingencies

From time to time, the Company is involved in legal proceedings and claims arising in the ordinary course of business. The Company accrues a liability for loss contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Legal costs associated with such matters are expensed as incurred.

On June 26, 2026, the Company was named as a respondent in a Notice of Arbitration (“Notice”) filed with the Singapore International Arbitration Centre (SIAC) relating to a dispute arising from a loan agreement entered between the claimant and Company’s CEO, of which the Company acts as a guarantor to the loan. The Company has assessed the claims of approximately USD 3.65 million to be without merit and intends to vigorously defend the action and is in the process of engaging legal counsel. At this stage, the Company is unable to reasonably estimate the possible loss, if any. Accordingly, no provision has been recognized in the consolidated financial statements.

NOTE 16 – SUBSEQUENT EVENTS

The Company has assessed all subsequent events through June 30, 2026, which is the date that these consolidated financial statements are issued and other than the following, there are no further material subsequent events that require disclosure in these consolidated financial statements.

On June 26, 2026, the Company was named as a respondent in a Notice of Arbitration (“Notice”) filed with the Singapore International Arbitration Centre (SIAC) relating to a dispute arising from a loan agreement entered between the claimant and Company’s CEO, of which the Company acts as a guarantor to the loan. The Company has assessed the claims of approximately USD 3.65 million to be without merit and intends to vigorously defend the action and is in the process of engaging legal counsel. At this stage, the Company is unable to reasonably estimate the possible loss, if any. Accordingly, no adjustment has been made to the consolidated financial statements.

F-19

FAST TRACK GROUP

Up to 215,892 Ordinary Shares

PROSPECTUS

August 28, 2026

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

The Cayman Islands laws do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, save to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, for example, where a provision purports to provide indemnification against the consequences of committing a crime. Our Memorandum and Articles of Association provide that, subject to applicable laws, every Director, secretary or other officer of the Company (but not including the Company’s auditors) shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him/her in the execution and discharge of his/her duties or in relation thereto. In particular, and without prejudice to the generality of the foregoing, no Director, secretary or other officer of the Company (but not including the Company’s auditors) shall be liable for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company, or for any loss on account of defect of title to any property of the Company, or on account of the insufficiency of any security in or upon which any money of the Company shall be invested, or for any loss incurred through any bank, broker or other similar person, or for any other loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on such indemnified person’s part, or for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of his/her office or in relation thereto, unless the same shall happen through his/her own dishonesty, willful default, or fraud.

Notwithstanding the foregoing, a company may:

●	purchase and maintain for an officer of the company insurance against any liability attaching to him/her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; and

●	directly or indirectly provide an indemnity (to any extent) for an officer of the company against liability incurred by the officer to a person other than the company, except when the indemnity is against any liability of the officer (i) to pay a fine in criminal proceedings, or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature, or (ii) incurred in defending criminal proceedings in which he/she is convicted, in defending civil proceedings brought by the company or a related company in which judgment is given against him/her, or in connection with an application for relief under section 76A(13) or 391 of the Companies Act in which the court refuses to grant him/her relief.

Item 7. Recent Sales of Unregistered Securities

Set forth below is information regarding ordinary shares issued by us during the last three years.

FAST TRACK GROUP was incorporated in the Cayman Islands on May 31, 2024 as an exempted company with limited liability. During the year ended December 31, 2024, the Company issued 1 share to Lim Sin Foo, Harris for the consideration of US$0.001. At the consummation of our Reorganization, our authorized share capital was US$50,000 divided into 50,000,000 ordinary shares of nominal or par value US$0.001 each. On July 2, 2024 we issued 6,999,999 ordinary shares to Lim Sin Foo, Harris, 1,750,000 ordinary shares to Low Jiayi, 4,593,750 ordinary shares to Bai Ye Private Limited, 831,250 ordinary shares to Chua Pak Gek, 831,250 ordinary shares to Selwyn Lim Chin Kiat, 831,250 ordinary shares to Rina Lim Fei Wen, 831,250 ordinary shares to Marcus Wong Wei Fu and 831,250 ordinary shares to Bill Lim Tao Xuan in consideration of each of those shareholders transferring their entire shareholdings in TCX HOLDINGS LTD to the Company.

Securities Purchase Agreement

On July 8, 2026, the Company entered into a securities purchase agreement with 3i, LP (the “Buyer”), pursuant to which the Company agreed to sell, and the Buyer agreed to purchase, for an aggregate purchase price of $1,500,000.00 (i) a senior convertible note of the Company in the original principal amount of $1,666,666.67, which are convertible into ordinary shares, and (ii) warrants to purchase up to 41,086 ordinary shares. At any time upon two trading days’ prior written notice from the Buyer to the Company, the Company shall deliver to the Buyer (or its designee), such aggregate number of ordinary shares (the “Pre-Delivery Shares”) equal to the lesser of (A) 57,281 and (B) the maximum number of Pre-Delivery Shares that may be then issued to the Holder without resulting in a breach of the limitation in the preceding sentence.

II-1

The Company engaged Z2 as the Company’s placement agent for the Placement pursuant to the Placement Agency Agreement between Z2 and the Company, dated July 8, 2026. Pursuant to the Placement Agency Agreement and as additional compensation to Z2 in connection with the Placement, the Company issued to Z2 a warrant to purchase 10,466 ordinary shares.

Ordinary Share Purchase Agreement and Registration Rights Agreement

On July 8, 2026, the Company entered into the ELOC Purchase Agreement with Tumim Stone Capital LLC (the “ELOC Investor”), pursuant to which the Company has the right, but not the obligation, to issue and sell to the ELOC Investor up to $20,000,000 worth of newly issued ordinary shares, par value $0.001 per share, of the Company, from time to time during the term of the ELOC Purchase Agreement, subject to certain conditions and limitations. In consideration for entering into the ELOC Purchase Agreement, on July 8, 2026, the Company issued to the ELOC Investor 502,008 ordinary shares.

We believe that the offers, sales and issuances of the securities described in the preceding paragraphs were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

Item 8. Exhibits and Financial Statement Schedules.

The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number	Description of Document
3.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant adopted on August 17, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on August 18, 2026).
4.1	Senior Convertible Note, dated July 8, 2026 (incorporated by reference to Exhibit 4.1 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 10, 2026).
4.2	Ordinary Share Purchase Warrant, dated July 8, 2026 (incorporated by reference to Exhibit 4.2 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 10, 2026).
4.3	Placement Agent Warrant, dated July 9, 2026 (incorporated by reference to Exhibit 10.8 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 10, 2026).
5.1**	Opinion of Harney Westwood & Riegels Singapore LLP as to the validity of the Class A Ordinary Shares.
5.2**	Opinion of Rimon, P.C. as to the validity of the Warrants.
8.1**	Opinion of Harney Westwood & Riegels Singapore LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1	Securities Purchase Agreement, dated July 8, 2026 (incorporated by reference to Exhibit 10.3 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 10, 2026).
10.2	Note Registration Rights Agreement, dated July 8, 2026 (incorporated by reference to Exhibit 10.6 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 10, 2026).
10.3	Ordinary Share Purchase Agreement, dated July 8, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 10, 2026).
10.4	Registration Rights Agreement, dated July 8, 2026 (incorporated by reference to Exhibit 10.2 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 10, 2026).
10.5	Security Agreement, dated July 8, 2026 (incorporated by reference to Exhibit 10.4 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 10, 2026).
10.6	Subsidiary Guarantee, dated July 8, 2026 (incorporated by reference to Exhibit 10.5 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 10, 2026).
10.7	Placement Agency Agreement, dated July 8, 2026 (incorporated by reference to Exhibit 10.7 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 10, 2026).
10.8	Form of Financial Officer Agreement, by and between the Registrant and Yip Wai Foong (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 20-F filed with the SEC on June 30, 2026).
10.9	Form of Director Agreement, by and between the Registrant and Lim Sin Foo, Harris (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 6, 2024).
10.10	Form of Director Agreement, by and between the Registrant and Low Jiayi (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 6, 2024).
10.11	Form of Independent Director Agreement by and between the Registrant and Quek Huay Min (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 6, 2024).
10.12	Form of Independent Director Agreement by and between the Registrant and Robert Ng Sun (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 6, 2024).
10.13	Form of Independent Director Agreement by and between the Registrant and Ong Sie Hou Raymond (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 6, 2024).
10.14	Form of Indemnity Agreement between the Registrant and Directors (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 6, 2024).
10.15	Lease Agreement by and between Fast Track Events Pte. Ltd. and Chyau Fwu Development (Singapore) Ltd., dated as of September 19, 2025 (incorporated by reference to Exhibit 4.8 to the Company’s Annual Report on Form 20-F filed with the SEC on June 30, 2026).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on September 6, 2024).
23.1**	Consent of Assentsure PAC., Independent Registered Public Accounting Firm.
23.2**	Consent of Harney Westwood & Riegels Singapore LLP (contained in Exhibit 5.1).
23.3**	Consent of Rimon, P.C. (contained in Exhibit 5.2).
24.1*	Power of Attorney.
107**	Filing Fee Table.

* Previously filed.

** Filed herewith.

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Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 28, 2026.

FAST TRACK GROUP

By:	/s/ Lim Sin Foo, Harris
Name:	Lim Sin Foo, Harris
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Lim Sin Foo, Harris	Chief Executive Officer and Director	August 28, 2026
Lim Sin Foo, Harris	(principal executive officer)

*	Chief Operation Officer and Director	August 28, 2026
Low Jiayi

*	Chief Financial Officer	August 28, 2026
Yip Wai Foong	(principal financial officer and principal accounting officer)

*	Director	August 28, 2026
Quek Huay Min

*	Director	August 28, 2026
Ong Sie Hou, Raymond

*	Director	August 28, 2026
Robert Ng Sun

* By:	/s/ Lim Sin Foo, Harris
Lim Sin Foo, Harris
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of FAST TRACK GROUP has signed this registration statement on August 28, 2026.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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